Exhibit 10.21.9

Execution Version

CREDIT AGREEMENT

among

PNG COMPANIES LLC,
as Borrower,

The Several Lenders from Time to Time Parties Hereto,

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent,

and

PNC CAPITAL MARKETS LLC,
as Lead Arranger and Sole Bookrunner

Dated as of November 25, 2020

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SCHEDULES:

1.1A	Commitments
4.4	Consents, Authorizations, Filings and Notices
4.15	Subsidiaries
4.18	UCC Filing Jurisdictions
7.2	Existing Liens

EXHIBITS:

A	Form of Compliance Certificate
B	Form of Closing Certificate
C	Form of Assignment and Assumption
D-1	Form of Legal Opinion of Simpson Thacher & Bartlett LLP
D-2	Form of Legal Opinion of Post & Schell P.C.
E-1	Form of U.S. Tax Certificate (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
E-2	Form of U.S. Tax Certificate (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
E-3	Form of U.S. Tax Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
E-4	Form of U.S. Tax Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
F	Form of Borrowing Request
G	Form of Note
H	Form of Conversion Notice

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CREDIT AGREEMENT (this “Agreement”), dated as of November 25, 2020, among PNG Companies LLC, a Delaware limited liability company (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), PNC Capital Markets LLC, as lead arranger and sole bookrunner (in such capacity, the “Lead Arranger”), and PNC Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Borrower has requested, and the Lenders have agreed, to make available a revolving facility in an aggregate amount of $100,000,000, the proceeds of which shall be used for working capital needs and for other general corporate purposes of the Borrower and its Subsidiaries.

NOW, THEREFORE, in consideration of the premises and agreements hereinafter set forth, the parties hereto agree as follows:

Section 1.  DEFINITIONS

1.1Defined Terms.  As used in this Agreement (including the preamble and recitals hereof), the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“ABR”:  for any day, a fluctuating per annum rate of interest equal to the highest of (a) the Overnight Bank Funding Rate, plus 0.5%, (b) the Prime Rate, and (c) the Daily Eurodollar Rate, plus 1.00%, so long as Daily Eurodollar Rate is offered, ascertainable and not unlawful.  Any change in the ABR (or any component thereof) shall take effect at the opening of business on the day such change occurs.

“ABR Loans”:  Loans the rate of interest applicable to which is based upon the ABR.

“ABR Option”: the option of the Borrower to have Loans bear interest at the ABR and under the terms specified in Section 2.1(b) or Section 2.7, as applicable.

“Administrative Agent”:  PNC Bank, National Association, together with its affiliates, as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate”:  as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

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“Agent Indemnitee”:  as defined in Section 9.7.

“Agents”: the Administrative Agent and the Collateral Agent.

“Agreement”:  as defined in the preamble hereto.

“Alternate Source”: as is defined in the definition of Eurodollar Rate.

“Anti-Corruption Laws”:  all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Laws”:  as defined in Section 4.21(a).

“Applicable Margin”:  the rate per annum equal to the rates set forth in the table below:

Applicable Margin for Eurodollar Loans	Applicable Margin for ABR Loans
0.80%	0.00%

“Approved Fund”:  as defined in Section 10.6(b)(ii).

“Assignee”:  as defined in Section 10.6(b)(i).

“Assignment and Assumption”:  an Assignment and Assumption, substantially in the form of Exhibit C or such other form approved by the Administrative Agent.

“Available Revolving Commitments”:  with respect to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding.

“Bail-In Action”:  the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom,  Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event”:  with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of

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the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided,  further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Ownership Certification”: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefitted Lender”:  as defined in Section 10.7(a).

“Board”:  the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”:  as defined in the preamble hereto.

“Borrowing Date”:  any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Borrowing Request”:  with respect to any request for borrowing of Revolving Loans hereunder, a notice from the Borrower, substantially in the form of, and containing the information prescribed by, Exhibit F (or such other form approved by the Administrative Agent) delivered to the Administrative Agent.

“Business”:  as defined in Section 4.16(b).

“Business Day”:  a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Capital Stock”:  any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

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“Cash Equivalents”:  (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000 and which are rated at least AA- by S&P or Aa3 by Moody’s; (c) commercial paper of an issuer rated at least AA- by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within 270 days from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least AA- by S&P or Aa3 by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Cash Management Agreements”: as defined in Section 2.20(d).

“Closing Date”:  the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date is November 25, 2020.

“Code”:  the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”:  all real and personal property of the Borrower, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document (including without limitation, all Pledged Stock).

“Collateral Agent”:  Wilmington Trust, National Association, as collateral agent and its successors and permitted assigns under the Intercreditor Agreement.

“Compliance Certificate”:  a certificate duly executed by a Responsible Officer substantially in the form of Exhibit A.

“Connection Income Taxes”:  Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

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“Consolidated Capitalization” at any date, the sum of (a) Consolidated Total Net Worth as at the end of the most recently ended fiscal quarter of the Borrower and (b) Consolidated Debt at such date.

“Consolidated Debt”:  at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA”: for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount, debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs and (e) any extraordinary or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), provided, that the amounts referred to in this clause (e) shall not, in the aggregate, exceed $15,000,000 for any fiscal year of the Borrower, and minus, (1) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (ii) income tax credits (to the extent not netted from income tax expense) and (iii) any other non-cash income and (2) any cash payments made during such period in respect of items described in clause (e) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis.

“Consolidated Interest Expense”:  for any period, total cash interest expense (including that attributable to Finance Lease Obligations and capitalized interest) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

“Consolidated Net Income”: for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Assets”:  as of the date of any determination thereof, the total assets of the Borrower and its Subsidiaries that would be shown as assets on a consolidated balance sheet of the Borrower and its Subsidiaries as of such date prepared in accordance with GAAP.

“Consolidated Total Net Worth”:  at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under stockholders’ equity at such date.

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“Contractual Obligation”:  as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Credit Party”:  the Administrative Agent or any Lender.

“Daily Eurodollar Rate”: for any day, the rate per annum determined by the Administrative Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the Eurodollar Reserve Percentage on such day.  Notwithstanding the foregoing, if the Daily Eurodollar Rate as determined above would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

“Default”:  any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, hereunder has been satisfied.

“Defaulting Lender”:  any Lender, as determined by the Administrative Agent, that (a) has failed, within three (3) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Swing Line Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the condition precedent, together with any applicable default) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the condition precedent, together with any applicable default) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after written request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in Swing Line Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become, or has a Parent that has become, the subject of a Bankruptcy Event, or (e) has become the subject of a Bail-In Action.

“Delta”: Delta Natural Gas Company, Inc., a Kentucky corporation.

“Disposition”:  with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof.  The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Dollars” and “$”:  dollars in lawful currency of the United States.

“EEA Financial Institution”:  (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution

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described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”:  any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”:  any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Laws”:  any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health (with respect to exposure to Materials of Environmental Concern) or the environment.

“ERISA”:  the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate”:  any trade or business, whether or not incorporated, that together with any Group Member is treated as a single employer within the meaning of Section 414(b) or Section 414(c) of the Code or, solely for purposes of provisions relating to Section 302 of ERISA or Section 412 of the Code, is treated as a single employer with any Group Member under Section 414(m) or Section (o) of the Code.

“ERISA Event”:  (a) any Reportable Event; (b) the existence with respect to any Plan of a non-exempt Prohibited Transaction; (c) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA; (d) the filing pursuant to Section 412 of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure by any Group Member or any ERISA Affiliate to make any required contribution to a Multiemployer Plan pursuant to Sections 431 or 432 of the Code; (e) the occurrence of any event or condition which constitutes grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan or the incurrence by any Group Member or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Plan; (f) a determination that any Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (g) the incurrence by any Group Member or any ERISA Affiliate of any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA that are not past due; (h) the receipt by any Group Member or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (i) the incurrence by any Group Member or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal (within the meaning of Sections 4203 and 4205 of

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ERISA) from any Plan or Multiemployer Plan; (j) the receipt by any Group Member or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Group Member or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent or in “endangered” or “critical” status (within the meaning of Sections 431 or 432 of the Code or Sections 304 or 305 of ERISA) or terminated (within the meaning of Section 4041A of ERISA) or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (k) the failure by any Group Member or any of its ERISA Affiliates to pay when due (after expiration of any applicable grace period) any installment payment with respect to Withdrawal Liability under Section 4201 of ERISA; (l) the withdrawal by any Group Member or any of their respective ERISA Affiliates from any Plan with two or more contributing sponsors or the termination of any such Plan resulting in liability to any Group Member or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; or (m) any failure by any Group Member or any ERISA Affiliate to make any contribution or payment to any Plan or Multiemployer Plan, or any amendment to any Plan that has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code.

“Essential”: Essential Utilities, Inc., a Pennsylvania corporation.

“Essential Group”: the collective reference to Essential and its Subsidiaries.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar Loans”:  Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Rate”:  with respect to the Loans to which the Eurodollar Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards to the nearest 1/100 of 1% (i.e., the second digit after the decimal)) (a) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent as an authorized information vendor for the purpose of displaying rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market (an “Alternate Source”), at approximately 11:00 A.M., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such Loans and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (b) a number equal to 1.00 minus the Eurodollar Reserve Percentage.  Notwithstanding the foregoing, if the Eurodollar Rate as determined under any method above would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

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The Eurodollar Rate shall be adjusted with respect to any Loan to which the Eurodollar Rate Option applies that is outstanding on the effective date of any change in the Eurodollar Reserve Percentage as of such effective date.  The Administrative Agent shall give prompt notice to the Borrower of the Eurodollar Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

“Eurodollar Rate Option”: the option of the Borrower to have Loans bear interest at the Eurodollar Rate and under the terms specified in Section 2.1(b) or Section 2.7, as applicable.

“Eurodollar Reserve Percentage”: as of any day the maximum effective percentage in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding or in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Eurodollar Tranche”:  the collective reference to Eurodollar Loans and the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”:  any of the events specified in Section 8,  provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exchange Act”: the United States Securities Exchange Act of 1934.

“Excluded Affiliate”:  as to any Person, any other Person that, directly or indirectly, is under common control with such Person.

“Excluded Taxes”:  any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender on the date (i) such Lender acquires an interest in the Loan or Revolving Commitment (other than pursuant to an assignment request by the Borrower under Section 2.17) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with paragraph (d),  (e) or (i) of Section 2.14, and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Order”:  as defined in Section 4.21(a).

“FATCA”:  Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor provisions that are substantively comparable and not

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materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code or any intergovernmental agreements entered into pursuant to the foregoing, and any fiscal or regulatory legislation, rules or official practices, in each case, adopted pursuant to any such intergovernmental agreement.

“Finance Lease Obligations”:  as to any Person, the obligations of such Person and its Subsidiaries to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance leases on a consolidated balance sheet of such Person and its Subsidiaries under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Financial Officer”: the chief financial officer, principal financial officer, principal accounting officer, senior vice president-finance, vice president-finance, vice president-treasury, treasurer, assistant treasurer or controller of the Borrower.

“Financials”:  as defined in Section 4.1.

“Foreign Plan”:  each Plan, whether or not subject to ERISA, that is not subject to U.S. law.

“Funding Office”:  the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP”:  generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1.  In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made.  Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred.  “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other

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Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) without giving effect to any change in accounting for leases resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842), to the extent any lease (or similar arrangement conveying the right to use) would be required to be treated as a finance lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2016, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

“Governmental Authority”:  any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity (including any supra-national bodies such as the European Union or the European Central Bank) exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange, any self-regulatory organization (including the National Association of Insurance Commissioners), and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Group Members”:  the collective reference to the Borrower and its Subsidiaries.

“Guarantee Obligation”:  as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided,  however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall

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be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Indebtedness”:  of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Finance Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Swap Agreements.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Liabilities”:  as defined in Section 10.5.

“Indemnified Taxes”:  (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee”:  as defined in Section 10.5.

“Information”:  as defined in Section 10.15.

“Insolvent”:  with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Intercreditor Agreement”:  the Intercreditor and Collateral Agency Agreement, originally dated as of February 26, 2010, as amended by Amendment No. 1, dated as of August 10, 2011, as further amended by Amendment No. 2, dated as of August 22, 2013, as further amended by Amendment No. 3, dated as of October 20, 2020, and as further supplemented by the Joinder to Intercreditor Agreement, among the Collateral Agent, Administrative Agent, holders of the Senior Notes and other holders of pari passu Indebtedness of the Borrower, which may become party to the agreement from time to time.

“Interest Payment Date”:  (a) as to any ABR Loan or any Swing Line Loan, the first Business Day following the last day of each March, June, September and December to occur while

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such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan, the date of any repayment or prepayment made in respect thereof.

“Interest Period”:  as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter (or such shorter or longer period as shall have been consented to by each Lender participating in such Eurodollar Loan), as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months (or other applicable period) thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)the Borrower may not select an Interest Period that would extend beyond the Revolving Commitment Termination Date; and

(iii)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“IRS”:  the United States Internal Revenue Service.

“Joinder to Intercreditor Agreement”:  that certain Joinder to Intercreditor Agreement (Administrative Agent), dated as of the date hereof, by the Administrative Agent.

“LDC Holdings”:  LDC Holdings LLC, a Delaware limited liability company.

“Lead Arranger”:  as defined in the preamble hereto.

“Lenders”:  as defined in the preamble hereto.  Unless the context otherwise requires, the term “Lenders” includes the Swing Line Lender.

“Lien”:  any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any finance lease having substantially the same economic effect as any of the foregoing).

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“Loan”:  any loan by any Lender pursuant to this Agreement, including Revolving Loans and Swing Line Loans.

“Loan Documents”:this Agreement, the Security Documents, the Notes and any amendment, waiver, supplement or other modification to any of the foregoing.

“Loan Party”:  each Group Member that is a party to a Loan Document.

“Material Adverse Effect”:  any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, property, operations or financial condition of the Group Members, taken as a whole, or any of the Loan Parties, (b) the ability of the Group Members, taken as a whole, or any of the Loan Parties, to perform any of their respective obligations under the Loan Documents or (c) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent or the Lenders thereunder.

“Materials of Environmental Concern”:  any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any applicable Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“MNPI”:  material information concerning the Borrower, any Subsidiary or any Affiliate of any of the foregoing, or any of their securities, that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Exchange Act.  For purposes of this definition, “material information” means information concerning the Borrower, any Subsidiary or other Affiliate of the Borrower, or any of their securities, that could reasonably be expected to be material for purposes of the United States federal and state securities laws.

“Moody’s”:  Moody’s Investor Services, Inc., or any successor thereto.

“Multiemployer Plan”:  a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-U.S. Lender”:  as defined in Section 2.14(d).

“Note Purchase Agreement”:  that certain Note Purchase Agreement, originally dated as of February 26, 2010, as amended by Amendment No. 1, dated as of August 10, 2011, as further amended by Amendment No. 2, dated as of August 22, 2013, and as further amended by Amendment No. 3, dated as of November 9, 2017, between the Borrower and the purchasers of the Senior Notes party thereto.

“Notes”:  the collective reference to any promissory note evidencing the Loans, each of which shall be substantially in the form of Exhibit G.

“NYFRB”:  the Federal Reserve Bank of New York.

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“Obligations”:  the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

“OFAC”:  as defined in Section 4.21(b)(v).

“Other Connection Taxes”:  with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes”:  all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17).

“Overnight Bank Funding Rate”:  for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

“Parent”:  with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

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“Participant”:  as defined in Section 10.6(c)(i).

“Participant Register”:  as defined in Section 10.6(c)(ii).

“Patriot Act”:  as defined in Section 10.17.

“PBGC”:  the Pension Benefit Guaranty Corporation established under Section 4002 of ERISA or any successor entity performing similar functions.

“Peoples”:  Peoples Natural Gas Company LLC, a Pennsylvania limited liability company.

“Peoples Gas”:  Peoples Gas Company LLC (f/k/a Peoples TWP LLC), a Pennsylvania limited liability company.

“Peoples KY”:  Peoples Gas KY LLC, a Kentucky limited liability company.

“Peoples WV”:  Peoples Gas WV LLC, a West Virginia limited liability company.

“Person”:  an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”:  other than any Multiemployer Plan, any employee pension benefit plan as defined in Section 3(2) of ERISA, that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA,  and in respect of which any Group Member or any ERISA Affiliate is (or, if such Plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform”: as defined in Section 6.1.

“Pledged Stock”:  all of the Capital Stock of each of the Borrower’s existing and future direct or indirect subsidiaries (including without limitation, all of the Capital Stock of each Significant Subsidiary and all other Subsidiaries directly or indirectly owned by the Borrower, in each case, except to the extent no longer owned, directly or indirectly, by the Borrower as a result of a transaction expressly permitted by this Agreement).

“PNC”: PNC Bank, National Association.

“Prime Rate”: the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged to commercial borrowers or others by the Administrative Agent and may not be tied to any external rate of interest or index.  Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

“Principal Office”: the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

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“Private Side Lender Representatives”: with respect to any Lender, representatives of such Lender that are not Public Side Lender Representatives.

“Prohibited Transaction”:  as defined in Section 406 of ERISA and Section 4975(c) of the Code.

“Properties”:  as defined in Section 4.16(a).

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Side Lender Representatives”: with respect to any Lender, representatives of such Lender that do not wish to receive MNPI.

“Published Rate”: the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period: provided that if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for a one month period either (a) as published in another publication selected by the Administrative Agent or (b) in an Alternate Source (or if there shall at any time, for any reason, no longer exist any such reference or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error).

“Rating Agencies”: Fitch Ratings, Ltd., Moody’s and S&P and, in each case, any successors thereto.

“Recipient”:  (a) the Administrative Agent or (b) any Lender, as applicable.

“Register”:  as defined in Section 10.6(b)(iv).

“Regulation U”:  Regulation U of the Board as in effect from time to time.

“Regulation X”:  Regulation X of the Board as in effect from time to time.

“Reportable Compliance Event”:  shall mean that any Loan Party or Subsidiary of any Loan Party becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law.

“Reportable Event”:  any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan, other than those events as to which notice is waived pursuant to DOL Reg. Section 4043 as in effect on the date hereof (no matter how such notice requirement may be changed in the future).

“Required Lenders”:  (a) if there exists two (2) or fewer unaffiliated Lenders, all Lenders, and (b) if there exists three (3) or more unaffiliated Lenders, the holders of more than

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50% of the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

“Requirement of Law”:  as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject; provided however, that notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (b) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to a “Requirement of Law” regardless of the date enacted, adopted, issued or implemented.

“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer”:  a Financial Officer or the chief executive officer, president, chief administrative officer, general counsel, secretary, any executive vice president, any senior vice president, any vice president or another executive officer of the Borrower, but in any event, with respect to (a) any certificates delivered pursuant to Sections 6.2(a), (b) and (c), and (b) clause (ii) of the definition of Specified Indebtedness, “Responsible Officer” shall mean a Financial Officer.

“Restricted Payments”:  as defined in Section 7.5.

“Revolving Commitment”:  (a) as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swing Line Loans in an aggregate principal amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof and (b) in the case of PNC (in its capacity as the Swing Line Lender), its Swingline Commitment (but not the aggregate of its Revolving Commitment and its Swingline Commitment).

“Revolving Commitment Period”:  the period from and including the Closing Date until the Revolving Commitment Termination Date.

“Revolving Commitment Termination Date”:  November 24, 2021.

“Revolving Extensions of Credit”:  as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding and (b) such Lender’s Swingline Exposure.

“Revolving Loans”: as defined in Section 2.1(a).

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“Revolving Percentage”:  as to any Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Extensions of Credit then outstanding constitutes of the aggregate principal amount of the Revolving Extensions of Credit then outstanding.

“S&P”:  S&P Global Ratings, a business unit of Standard & Poor’s Financial Services, LLC, or any successor thereto.

“Sanctioned Country”:  at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person”:  at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions”:  economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“SEC”:  the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Securities Act”:  the Securities Act of 1933, as amended.

“Security Agreement”:  the Security and Pledge Agreement, originally dated as of February 26, 2010, as amended by Amendment No. 1, dated as of August 10, 2011, between the Borrower and the Collateral Agent.

“Security Documents”:  the collective reference to the Security Agreement, the Intercreditor Agreement and all other security documents hereafter delivered to the Administrative Agent or the Collateral Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

“Senior Notes”:  the Borrower’s (a) 4.10% Series 2013-A Senior Secured Notes due December 19, 2023, (b) 4.25% Series 2013-A Senior Secured Notes due December 19, 2025, (c) 3.58% Series 2017-A Senior Secured Notes due July 14, 2024, (d) 4.26% Series 2017-B Senior Secured Notes due December 20, 2031, (e) 2.90% Series 2017-C Senior Secured Notes due December 18, 2022, (f) 3.38% Series 2017-C Senior Secured Notes due December 18, 2027, (g) 3.63% Series 2017-C Senior Secured Notes due December 18, 2032, (h) 4.50% Series 2017-D Senior Secured Notes due November 17, 2021, (i) 6.42% Series 2017-D Senior Secured Notes due December 28, 2022, (j) 5.66% Series 2017-D Senior Secured Notes due October 31, 2020, (k)

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5.99% Series 2017-D Senior Secured Notes due October 31, 2023 and (l) 3.53% Series 2017-D Senior Secured Notes due August 23, 2023, each as issued pursuant to the Note Purchase Agreement and any additional senior secured notes of the Borrower issued after the date hereof pursuant to the Note Purchase Agreement.

“Senior Notes Documentation”:  the Note Purchase Agreement, together with all instruments and other agreements entered into by the Borrower in connection therewith.

“Significant Subsidiary”:  (a) Peoples, (b) Peoples Gas and (c) any other Subsidiary of the Borrower whose revenues or assets are equal to 10% or more of the consolidated revenues or assets, as applicable, of the Borrower and its Subsidiaries as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with the most recent fiscal quarter for which the Borrower is obligated to provide financial statements pursuant to Section 6.1 (giving effect to any time periods for delivery of such financial statements as set forth therein).

“Solvent”:  when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature.  For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.  The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

“Specified Indebtedness”:  any of the following types of Indebtedness:

(i)Indebtedness of the Borrower in respect of the Senior Notes (together with any replacement, refinancing or amendment and restatement thereof), so long as after giving effect thereto the holders of such Indebtedness or their agent shall be a party to the Intercreditor Agreement;

(ii)additional Indebtedness of the Borrower (other than revolving loans) together with any replacement, refinancing or amendment and restatement thereof; provided that (a) immediately after giving effect to any such Indebtedness, the ratio of Consolidated Debt to Consolidated Capitalization shall not exceed 0.60 to 1.00, (b) at the time of such incurrence, no Default or Event of Default then exists or would arise therefrom, (c) the holders of such Indebtedness or their agent shall have become a party to the Intercreditor Agreement, (d) the

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Administrative Agent shall have received any documents or information, including resolutions and opinions of counsel, it reasonably requests in connection with the Borrower entering into such Indebtedness, and (e) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower at least five Business Days (or such shorter period as the Administrative Agent may agree) prior to the incurrence of such Indebtedness stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements set forth in clauses (a) through (d) above;

(iii)[reserved];

(iv)[reserved];

(v)[reserved]; and

(vi)additional Indebtedness of the Borrower, Peoples, Peoples Gas or any other Significant Subsidiary in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding.

“Subsidiary”:  as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Debt”:  without duplication, as of the date of any determination thereof, the sum of all Indebtedness of Subsidiaries (including all Guarantee Obligations of Indebtedness of the Borrower) but excluding (i) Indebtedness owing to the Borrower or any wholly-owned Subsidiary, (ii) Guarantee Obligations (other than Guarantee Obligations of Indebtedness of the Borrower) incurred in the ordinary course of business by Peoples, Peoples Gas or any other Significant Subsidiary, and (iii) surety bonds (and similar arrangements) incurred in the ordinary course of business by Peoples, Peoples Gas or any other Significant Subsidiary.

“Swap Agreement”:  any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement”.

“Swingline Borrowing Request”: a request by the Borrower for a Swing Line Loan in accordance with Section 2.20, which shall be in any form approved by the Swing Line Lender and the Administrative Agent.

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“Swingline Commitment”: the commitment of the Swing Line Lender to make Swing Line Loans hereunder.

“Swingline Exposure”: at any time, the aggregate principal amount of all Swing Line Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be its Revolving Percentage of the total Swingline Exposure at such time.

“Swing Line Lender”: PNC, in its capacity as a lender of Swing Line Loans hereunder.

“Swing Line Loan”: a Loan made pursuant to Section 2.20.

“Swingline Sublimit”: $10,000,000.

“Taxes”:  all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Revolving Commitments”:  at any time, the aggregate amount of the Revolving Commitments then in effect.  The original amount of the Total Revolving Commitments is $100,000,000.

“Total Revolving Extensions of Credit”:  at any time, the aggregate amount of the Revolving Extensions of Credit of the Lenders outstanding at such time.

“Transferee”:  any Assignee or Participant.

“Type”:  as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States”:  the United States of America.

“Withdrawal Liability”:  any liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are used in Sections 4203 and 4205, respectively, of ERISA.

“Withholding Agent”: the Borrower and the Administrative Agent.

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“Write-Down and Conversion Powers”:  (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom,  any powers of the applicable Resolution Authority  under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution  or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2Other Definitional Provisions.

(a)Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms not defined in Section 1.1 and accounting terms partly defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (v) the word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities, (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (vii) references to agreements or other Contractual Obligations shall, unless otherwise expressly specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated, replaced or otherwise modified from time to time (subject to any restrictions on such amendments, restatements, replacements, supplements or modifications set forth herein), (viii) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (ix) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (x) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (xi) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections

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of, and Exhibits and Schedules to, this Agreement and (xii) the words ‘rate’, ‘rated’ or ‘rating’ shall be deemed to refer to a Rating Agency providing a rating (and not a credit assessment, indicative rating or other preliminary rating from a Rating Agency unless specifically indicated).

1.3Successor Eurodollar Rate Index.  Section 2.18 of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the London interbank offered rate is no longer available or in certain other circumstances.  The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Eurodollar Rate” or with respect to any alternative or successor rate thereto, or replacement rate therefor.

1.4Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

1.5Negative Covenant Compliance.  For purposes of determining whether the Borrower complies with any exception to Section 7 (other than the financial covenants set forth in Section 7.1) or the incurrence of any Specified Indebtedness under clause (ii) of the definition thereof, it is understood that (a) compliance shall be measured at the time when the relevant event is undertaken, and, for the avoidance of doubt, any financial ratios and metrics therein are intended to be “incurrence” tests and not “maintenance” tests and (b) correspondingly, no change in any financial ratio or metric occurring after the date such compliance is measured shall result in any previously permitted transaction ceasing to be permitted hereunder. For the avoidance of doubt, with respect to determining whether the Borrower and its Subsidiaries comply with any covenant in Section 7 (other than the financial covenants set forth in Section 7.1) or the incurrence of any Specified Indebtedness under clause (ii) of the definition thereof, to the extent that any obligation, transaction or action could be attributable to more than one exception to any such covenant, the Borrower may categorize or re-categorize all or any portion of such obligation, transaction or action to any one or more exceptions to such covenant that permit such obligation, transaction or action.

1.6Timing of Payment or Performance.  When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as specifically provided herein, including in the definition of the term “Interest Period”) or performance shall extend to the immediately succeeding Business Day (it being understood that the foregoing shall cause any grace period associated with any such payment obligation or performance of any covenant, duty or obligation to extend to the immediately succeeding Business Day as well) and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

1.7Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted

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under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number.

1.8Certifications. All certifications to be made hereunder by a Responsible Officer shall be made by such Person in his or her capacity solely as an officer or a representative of the Borrower, on the Borrower’s behalf and not in such Person’s individual capacity.

SECTION 2.AMOUNT AND TERMS OF COMMITMENTS

2.1Revolving Commitments; Payments.

(a)Subject to the terms and conditions hereof, and relying upon the representations and warranties herein specified, each Lender severally agrees to make revolving loans (“Revolving Loans”) under the Revolving Commitments to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Swingline Exposure then outstanding, does not exceed the amount of such Lender’s Revolving Commitment.  During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

(b)The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.7.

(c)The Borrower shall repay to the applicable Lenders the aggregate principal amount of all Revolving Loans outstanding on the Revolving Commitment Termination Date.

2.2Procedure for Revolving Loan Borrowing.  The Borrower may borrow Revolving Loans under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower shall deliver to the Administrative Agent an irrevocable Borrowing Request (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) on the day of the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor.  Each borrowing of Revolving Loans under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $250,000 or a whole number multiple of $50,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $250,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole number multiple of $100,000 in excess thereof; provided, that a Eurodollar Loan that results from a continuation of an outstanding Eurodollar Loan may be in an aggregate amount that is equal to such outstanding Eurodollar Loan.  Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof.  Each Lender will make the amount of its Revolving Percentage of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 1:00 P.M., New York City time, on the Borrowing Date

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requested by the Borrower in funds immediately available to the Administrative Agent.  Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by such Lenders and in like funds as received by the Administrative Agent.

2.3Additional Fees.  The Borrower agrees to pay to the Administrative Agent and Lead Arranger the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and Lead Arranger, as applicable, and to perform any other obligations contained therein.

2.4Termination or Reduction of Total Revolving Commitments.  The Borrower shall have the right, upon not less than three Business Days’ irrevocable (subject to the second proviso below) notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments, in each case, without premium or penalty; provided that no such termination or reduction of the Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments; provided,  further, that a notice of termination or reduction of the Revolving Commitments may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not, or is not expected to be, satisfied.  Any such reduction shall be in minimum amounts of $2,000,000 and in integral multiples of $1,000,000, and shall reduce permanently and ratably among the Lenders the Revolving Commitments then in effect.

2.5Optional Prepayments.

(a)The Borrower may at any time and from time to time prepay the Revolving Loans, in whole or in part, without premium or penalty (subject to Eurodollar breakage fees, if applicable), upon irrevocable (subject to the second proviso below) notice delivered to the Administrative Agent no later than 11:00 A.M., New York City time, one Business Day prior thereto (or such shorter period as may be agreed to by the Administrative Agent in writing), in the case of Eurodollar Loans, and no later than 11:00 A.M., New York City time on the date of such prepayment, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.15;  provided,  further, that, such notice may be conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not, or is not expected to be, satisfied.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid.  Partial prepayments of Revolving Loans shall be in minimum principal amounts of (i) in the case of Eurodollar Loans, $1,000,000 and in integral multiples of $100,000 and (ii) in

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the case of ABR Loans, $250,000 and in integral multiples of $50,000 (or, if less, the outstanding principal amount of the Revolving Loans).

(b)Any optional repayment of the Revolving Loans under this Section 2.5 shall be deemed to be applied, first, to repay ABR Loans in full, and second, the balance, if any, shall be used to repay Eurodollar Loans.

2.6Mandatory Prepayments.

(a)If at any time, the Revolving Extensions of Credit exceed the Revolving Commitments, the Borrower shall prepay the Revolving Extensions of Credit in accordance with this Agreement in an amount equal to such excess.

(b)The application of any prepayment pursuant to this Section 2.6 shall be made, first, to repay ABR Loans in full and, second, the balance, if any, to repay Eurodollar Loans.  Each prepayment of the Loans under this Section 2.6 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

2.7Conversion and Continuation Options.

(a)The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice, substantially in the form of Exhibit H, of such election no later than the time that a Borrowing Request would be required under Section 2.2 if the Borrower were requesting a borrowing of the Type resulting from such election to be made on the effective date of such election; provided that any such conversion of Eurodollar Loans other than on the last day of an Interest Period with respect thereto shall be subject to Section 2.15.  The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice, substantially in the form of Exhibit H, of such election no later than the time that a Borrowing Request would be required under Section 2.2 if the Borrower were requesting a borrowing of the Type resulting from such election to be made on the effective date of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion (by prior written notice to the Borrower) not to permit such conversions.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b)Subject to Section 2.11, any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice, substantially in the form of Exhibit H, to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loan, provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion (by prior written notice to the Borrower) not to permit such continuations, and provided,  further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be

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automatically converted to ABR Loans on the last day of such then expiring Interest Period.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.8Limitations on Eurodollar Tranches.  Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $100,000 in excess thereof and (b) no more than six (6) Eurodollar Tranches shall be outstanding at any one time.

2.9Interest Rates and Payment Dates.

(a)Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin with respect to Eurodollar Loans.

(b)Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin with respect to ABR Loans.

(c)If any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loans, the rate that would otherwise be applicable thereto plus 2%, or (ii) in the case of any other amount owed hereunder (including interest of any Loan), the rate then applicable to ABR Loans plus 2%.

(d)Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

2.10Computation of Interest and Fees.

(a)Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; provided that, unless the Swing Line Lender shall have provided any notice pursuant to Section 2.20(c), interest on Swing Line Loans shall be computed in accordance with the foregoing or as otherwise provided in the applicable Cash Management Agreement, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate.  Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurodollar Reserve Percentage shall become effective as of the opening of business on the day on which such change becomes effective.  The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

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(b)Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.  The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.9(a).

2.11Inability to Determine Interest Rate.  Except in connection with a Benchmark Transition Event or an Early Opt-In Event, which are addressed by Section 2.18, if prior to the first day of any Interest Period:

(a)the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

(b)the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give email or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter.  If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans.  Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

2.12Pro Rata Treatment and Payments.

(a)Each borrowing of Revolving Loans by the Borrower from the Lenders hereunder and any reduction of the Revolving Commitments of the Lenders shall be made pro rata according to the respective Revolving Percentage of the relevant Lenders.

(b)Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Lenders.

(c)All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to the time required hereunder for such payment (or, if no such time is expressly required, prior to 1:00 P.M., New York City time), on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds.  The Administrative Agent shall distribute such payments to each relevant Lender promptly upon receipt in like funds as received, net of any amounts owing by such Lender pursuant to Section 9.7.  If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be

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extended to the next succeeding Business Day.  If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.  In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(d)Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Overnight Bank Funding Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent.  A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error.  If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand, from the Borrower (which payment shall not constitute a prepayment for purposes of Section 2.15 nor shall it constitute a waiver of, or otherwise adversely affect, the Borrower’s rights against such Lender).

(e)Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount.  If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Overnight Bank Funding Rate.  Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

2.13Requirements of Law.

(a)If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i)shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes

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and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii)shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit (or participations therein) by, or any other acquisition of funds by, any office of such Person that is not otherwise included in the determination of the Eurodollar Rate; or

(iii)shall impose on such Person any other condition (other than any Taxes);

and the result of any of the foregoing is to increase the cost to such Person, by an amount that such Person deems to be material, of making, converting into, continuing or maintaining Loans or participating in Swing Line Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall pay such Person, within thirty (30) days of its request, any additional amounts necessary to compensate such Person for such increased cost or reduced amount receivable.  If such Person becomes entitled to claim any additional amounts pursuant to this paragraph, such Person shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which such Person has become so entitled.

(b)If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity requirement or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy or liquidity requirement (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy or liquidity requirement) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender, within thirty (30) days of such request, such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

(c)Any such request by a Person shall be accompanied with a certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) setting forth in reasonable detail the basis and calculation of such amount which certificate shall be conclusive in the absence of manifest error.  Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate any Person pursuant to this Section for any amounts incurred more than 180 days prior to the date that such Person notifies the Borrower of such Person’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such 180 day period shall be extended to include the period of such retroactive effect.  The

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obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.14Taxes.

(a)All payments made by or on account of any obligation of any Loan Party with respect to any obligation under this Agreement or any other Loan Document shall, unless required by applicable law, be made free and clear of, and without deduction or withholding for or on account of, any Taxes.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the amounts so payable by the Borrower to the applicable Recipient shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.14) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)In addition, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or, at the option of the Administrative Agent, timely reimburse it for any Other Taxes.

(c)Whenever any Taxes are payable by the Borrower to a Governmental Authority pursuant to this Section 2.14, as promptly as practicable thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)Without limiting the generality of paragraph (e) of this Section, each Lender (or Transferee) that is not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased), on or before it becomes a party hereto or a Transferee hereunder, and from time to time thereafter as required by applicable law or as reasonably requested by the Borrower or the Administrative Agent, (i) two properly completed and duly executed copies of whichever of the following forms are relevant, IRS Form W‑8BEN, Form W‑8BEN‑E, Form W‑8IMY or Form W‑8ECI (or any successor form), (ii) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding Tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit E-1,  Exhibit E-2,  Exhibit E-3 or Exhibit E-4, as applicable, and the applicable IRS Form W‑8, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding Tax on all payments under this Agreement and the other Loan Documents, or (iii) any other form prescribed by applicable requirements of U.S. federal income Tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax duly completed together with such supplementary

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documentation as may be prescribed by applicable requirements of law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.  Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation).  Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation described in clause (iii) above shall not be required if in the Non-U.S. Lender’s reasonable judgment such completion, execution or submission would subject such Non-U.S. Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Non-U.S. Lender.  In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender.  Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).  Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.  Each Lender that is a “United States person,” as defined in Section 7701(a)(30) of the Code, shall deliver to the Borrower and the Administrative Agent on or before it becomes a party hereto or a Transferee hereunder, and from time to time thereafter as prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, two accurate, complete, and signed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax, and such Lender shall promptly notify the Borrower and the Administrative Agent at any time such Lender determines that it is no longer in a position to provide such form and certification.

(e)Any Lender that is entitled to an exemption from or reduction of withholding Tax under the law of any applicable jurisdiction with respect to payments under any Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s reasonable judgment such completion, execution or submission would not materially prejudice the legal or commercial position of such Lender.  Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.14 (including by payment of additional amounts pursuant to this Section 2.14), it shall pay over such refund to the indemnifying party within thirty (30) days of receipt of such refund (but only to the extent of indemnity payments made, or additional amounts paid, under this Section 2.14 with respect to such Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such indemnifying party, upon the request of such indemnified party, agrees to repay to such indemnified party within thirty

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(30) days of such request, the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.

(g)The Borrower shall indemnify each Recipient, within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.  The Borrower shall not be obligated to make an indemnity payment under this Section 2.14(g) in respect of penalties, interest, and other additions to tax attributable to any Indemnified Taxes if such penalties, interest, or additions to tax are attributable to the gross negligence or willful misconduct of the Administrative Agent or such Lender, as the case may be.  In the case of any Lender making a claim under this Section 2.14(g) on behalf of any Participant who is the beneficial owner of such claim, an indemnity payment under this Section 2.14(g) shall be due only to the extent that such Lender is able to establish that, with respect to the applicable Indemnified Taxes, such beneficial owner supplied to the applicable Persons such properly completed and executed documentation as necessary to claim any applicable exemption from, or reduction of, such Indemnified Taxes.

(h)Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Borrower to do so) and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(c) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (h).

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(i)If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment.  Solely for purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(j)[reserved].

(k)The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(l)For the purposes of this Section 2.14, the term “applicable law” includes FATCA.

2.15Indemnity.  The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss (other than loss of Applicable Margin) or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto.  Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market.  A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error.  This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.16Change of Lending Office.  Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.13 or 2.14(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations

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of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation (a) would eliminate or reduce the consequences of any event giving rise to the operation of Section 2.13 or 2.14(a) and (b) is made on terms that, in the sole judgment of such Lender, would not cause such Lender or its lending office(s) to suffer any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender, and provided,  further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.13 or 2.14(a).  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation within ten (10) days following the written request of such Lender (accompanied by reasonable (to the extent practicable) back-up documentation relating thereto).

2.17Replacement of Lenders.  The Borrower shall be permitted to replace any Lender that (a) requests, or any Person by or through such Lender requests, reimbursement for amounts owing pursuant to Section 2.13 or 2.14(a), (b) is a Defaulting Lender or (c) fails to give consent to any amendment, waiver or modification requiring the consent of all Lenders or all affected Lenders and as to which Lenders constituting the Required Lenders have so consented; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.16 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.13 or 2.14(a), (iv) the replacement financial institution shall purchase, at par, all Loans and, if applicable, participations in Swing Line Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.15 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution shall be reasonably satisfactory to the Administrative Agent and the Swing Line Lender, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.13 or 2.14(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any Lender shall have against the replaced Lender.

2.18Successor Eurodollar Rate Index.

(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if the Administrative Agent determines that a Benchmark Transition Event or an Early Opt-in Event has occurred, the Administrative Agent and the Borrower may amend this Agreement to replace the Eurodollar Rate with a Benchmark Replacement; and any such amendment will become effective at 5:00 P.M. New York City time on the fifth (5th) Business Day after the Administrative Agent has provided such proposed amendment to all Lenders, so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders.  Until the Benchmark Replacement is effective, each advance, conversion and renewal of a Loan under the Eurodollar Rate Option will continue to bear interest with reference to the Eurodollar Rate; provided however, during a Benchmark Unavailability Period (i) any pending selection of,

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conversion to or renewal of a Loan bearing interest under the Eurodollar Rate Option that has not yet gone into effect shall be deemed to be a selection of, conversion to or renewal of the ABR Option with respect to such Loan, (ii) all outstanding Loans bearing interest under the Eurodollar Rate Option shall automatically be converted to the ABR Option at the expiration of the existing Interest Period (or sooner, if Administrative Agent cannot continue to lawfully maintain such affected Loan under the Eurodollar Rate Option) and (iii) the component of the ABR based upon the Eurodollar Rate will not be used in any determination of the ABR.

(b)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement, (ii) the effectiveness of any Benchmark Replacement Conforming Changes and (iii) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or the Lenders pursuant to this Section 2.18 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.18.

(d)Certain Defined Terms. As used in this Section 2.18:

“Benchmark Replacement”: the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Eurodollar Rate for U.S. dollar-denominated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than the Benchmark Replacement Floor, the Benchmark Replacement will be deemed to be the Benchmark Replacement Floor for the purposes of this Agreement.

“Benchmark Replacement Adjustment”: with respect to any replacement of the Eurodollar Rate with an alternate benchmark rate for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower (a) giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Eurodollar Rate with the applicable  Benchmark Replacement (excluding such

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spread adjustment) by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for such replacement of the Eurodollar Rate for U.S. dollar-denominated credit facilities at such time and (b) which may also reflect adjustments to account for (i) the effects of the transition from the Eurodollar Rate to the Benchmark Replacement and (ii) yield- or risk-based differences between the Eurodollar Rate and the Benchmark Replacement.

“Benchmark Replacement Conforming Changes”: with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement.

“Benchmark Replacement Date”: the earlier to occur of the following events with respect to the Eurodollar Rate:

(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Eurodollar Rate permanently or indefinitely ceases to provide the Eurodollar Rate; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Replacement Floor”: the minimum rate of interest, if any, specified for the Eurodollar Rate or, if no minimum rate of interest is specified, zero.

“Benchmark Transition Event”: the occurrence of one or more of the following events with respect to the Eurodollar Rate:

(1) a public statement or publication of information by or on behalf of the administrator of the Eurodollar Rate announcing that such administrator has ceased or will cease to provide the Eurodollar Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Eurodollar Rate;

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(2) a public statement or publication of information by a Governmental Authority having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of the Eurodollar Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Eurodollar Rate, a resolution authority with jurisdiction over the administrator for the Eurodollar Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Eurodollar Rate, which states that the administrator of the Eurodollar Rate has ceased or will cease to provide the Eurodollar Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Eurodollar Rate; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Eurodollar Rate or a Governmental Authority having jurisdiction over the Administrative Agent announcing that the Eurodollar Rate is no longer representative.

“Benchmark Unavailability Period”: if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Eurodollar Rate and solely to the extent that the Eurodollar Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the Eurodollar Rate for all purposes hereunder in accordance with Section 2.18 and (y) ending at the time that a Benchmark Replacement has replaced the Eurodollar Rate for all purposes hereunder pursuant to Section 2.18.

“Early Opt-in Event”: a determination by the Administrative Agent that U.S. dollar-denominated credit facilities being executed at such time, or that include language similar to that contained in this Section 2.18, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Eurodollar Rate.

“Relevant Governmental Body”: the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or any successor thereto.

2.19Defaulting Lender.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.3;

(b)the Revolving Commitment and Revolving Extensions of Credit of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, modification, waiver or supplement pursuant to Section 10.1); provided, that this clause (b) shall

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not apply to the vote of a Defaulting Lender in the case of an amendment, modification, waiver or supplement requiring the consent of such Lender or each Lender affected thereby;

(c)if any Swingline Exposure exists at the time such Lender becomes a Defaulting Lender, then:

(i)the Swingline Exposure (other than any portion thereof with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.20(c)) of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Revolving Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Extensions of Credit do not exceed the total of all non-Defaulting Lenders’ Revolving Commitments; and

(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following written notice by the Administrative Agent prepay the portion of such Defaulting Lender’s Swingline Exposure (other than any portion thereof referred to in the parenthetical in such clause (i)) that has not been reallocated as set forth in such clause;

(d)so long as such Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loan unless it is satisfied that the related exposure and such Defaulting Lender’s then outstanding Swing Line Exposure will be fully covered by the Revolving Commitments of the non-Defaulting Lenders, and participating interests in any such funded Swing Line Loan will be allocated among the non-Defaulting Lenders in a manner consistent with clause (c)(i) above (and such Defaulting Lender shall not participate therein); and

(e)in the event that the Administrative Agent, the Borrower and the Swing Line Lender agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans and participations in Swing Line Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Loans and participations in Swing Line Loans in accordance with its Revolving Percentage, whereupon such Lender shall cease to be a Defaulting Lender.

2.20Swing Line Loans.

(a)Subject to the terms and conditions set forth herein, the Swing Line Lender may, in its sole discretion, make Swing Line Loans to the Borrower from time to time during the Revolving Commitment Period; provided that, after giving effect thereto, (i) the aggregate principal amount of the Swing Line Loans of the Swing Line Lender will not exceed its Swingline Commitment, (ii) the Swingline Exposure will not exceed the Swingline Sublimit, (iii) no Lender’s Revolving Extensions of Credit will exceed its Revolving Commitment and (iv) the Total Revolving Extensions of Credit will not exceed the Total Revolving Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swing Line Loans.  For the avoidance of doubt, any reference in this Agreement to the Swing Line Lender’s “Swingline Commitment”, the obligation of the Swing

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Line Lender to make a Swing Line Loan being subject to the satisfaction of certain conditions or to the Swing Line Lender not being required to fund any Swing Line Loan absent the occurrence of certain events (or words of similar import) shall not be deemed to create any obligation of the Swing Line Lender to make or fund any Swing Line Loan other than in its sole discretion.

(b)To request a Swing Line Loan from the Swing Line Lender, the Borrower shall notify the Administrative Agent and the Swing Line Lender of such request by telephone or in writing not later than 1:00 P.M., New York City time, on the day of the proposed Swing Line Loan.  Each such telephonic and written Swingline Borrowing Request shall be irrevocable and shall be made (or, if telephonic, confirmed promptly) by hand delivery or fax to the Administrative Agent and the Swing Line Lender of an executed written Swingline Borrowing Request.  Each such telephonic and written Swingline Borrowing Request shall specify the requested date (which shall be a Business Day) and the amount of the requested Swing Line Loan and the location and number of the account of the Borrower to which funds are to be disbursed.  Promptly following the receipt of a Swingline Borrowing Request in accordance with this Section, the Administrative Agent shall advise the Swing Line Lender of the details thereof.  If the Swing Line Lender shall have determined, in its sole discretion, to make the Swing Line Loan so requested of it, then the Swing Line Lender shall make such Swing Line Loan available to the Borrower by means of a wire transfer to the account specified in such Swingline Borrowing Request by 4:00 P.M., New York City time, on the requested date of such Swing Line Loan.  Each Swing Line Loan shall be in an aggregate amount that is an integral multiple of $50,000 and not less than $100,000.  The Borrower shall repay to the Swing Line Lender the aggregate principal amount of all Swing Line Loans outstanding on the Revolving Commitment Termination Date or, if any Cash Management Agreement is in effect, on such other date (but in no event later than the Revolving Commitment Termination Date) as provided in Section 2.20(d).

(c)The Swing Line Lender may by written notice given to the Administrative Agent not later than 11:00 A.M., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the outstanding Swing Line Loans.  Such notice shall specify the aggregate amount of the Swing Line Loans in which the Lenders will be required to participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Revolving Percentage of such Swing Line Loan or Loans.  Each Lender hereby absolutely and unconditionally agrees to pay, promptly upon receipt of notice as provided above, to the Administrative Agent, for the account of the Swing Line Lender, such Lender’s Revolving Percentage of such Swing Line Loan or Loans.  Each Lender acknowledges and agrees that, in making any Swing Line Loan, the Swing Line Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrower deemed made pursuant to Section 5.2; unless, at least two (2) Business Days prior to the time such Swing Line Loan is made, the Required Lenders shall have notified the Swing Line Lender (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 5.2 would not be satisfied if such Swing Line Loan were then made (it being understood and agreed that, in the event the Swing Line Lender shall have received any such notice, the Swing Line Lender shall not have any obligation to make any Swing Line Loan until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).  Each Lender further acknowledges and agrees that its obligation to acquire

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participations in Swing Line Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.12 with respect to Loans made by such Lender (and Section 2.12 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the Swing Line Lender the amounts so received by it from the Lenders.  The Administrative Agent shall notify the Borrower of any participations in any Swing Line Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swing Line Loan shall be made to the Administrative Agent and not to the Swing Line Lender.  Any amounts received by the Swing Line Lender from the Borrower (or other Persons on behalf of the Borrower) in respect of a Swing Line Loan after receipt by the Swing Line Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swing Line Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swing Line Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason.  The purchase of participations in a Swing Line Loan pursuant to this paragraph shall not constitute a Loan and shall not relieve the Borrower of its obligations to repay such Swing Line Loan.

(d)In addition to making Swing Line Loans pursuant to the foregoing provisions of this Section 2.20, without the requirement for a specific request from the Borrower pursuant to Section 2.20(b), the Swing Line Lender may make Swing Line Loans to the Borrower in accordance with the provisions of any agreements between the Borrower and the Swing Line Lender relating to the Borrower’s deposit, sweep and other accounts at the Swing Line Lender and related arrangements and agreements regarding the management and investment of the Borrower’s cash assets as in effect from time to time (the “Cash Management Agreements”) to the extent of the daily aggregate net negative balance in the Borrower’s accounts which are subject to the provisions of the applicable Cash Management Agreements.  Swing Line Loans made pursuant to this Section 2.20(d) in accordance with the provisions of the applicable Cash Management Agreements shall (i) be subject to the limitations as to maximum amount set forth in Section 2.20(a), (ii) not be subject to the limitations as to minimum amount and integral multiples set forth in Section 2.20(a), (iii) be payable by the Borrower, both as to principal and interest, at the times set forth in the applicable Cash Management Agreements (but in no event later than the Revolving Commitment Termination Date), (iv) not be made at any time if the Required Lenders shall have notified the Swing Line Lender (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 5.2 would not be satisfied if such Swing Line Loan were then made (it being understood and agreed that, in the event the Swing Line Lender shall have received any such notice, the Swing Line Lender shall not have any obligation to make any Swing Line Loan until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist), (v) if not repaid by the Borrower in accordance with the provisions of the applicable Cash Management Agreements, be subject to each Lender’s obligation to purchase participating interests therein pursuant to Section

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2.20(c), and (vi) except as provided in the foregoing clauses (i) through (v), be subject to all of the terms and conditions of this Section 2.20.  The Swing Line Lender shall report in writing to the Administrative Agent on the Business Day following the date any Swing Line Loan is made pursuant to this Section 2.20(d), the date and principal amount of such Swing Line Loan, the interest rate applicable thereto and such other information as the Administrative Agent shall reasonably request as to such Swing Line Loan.

(e)Each Swing Line Loan shall bear interest, for any day, (i) at the rate per annum that is mutually agreed to by the Borrower and the Swing Line Lender at the time such Swing Line Loan is made or (ii) if there are Cash Management Agreements in place, at the Daily Eurodollar Rate (as shall be provided for in such Cash Management Agreements or as otherwise agreed by the Borrower and such Swing Line Lender in writing) plus the applicable rate (determined in accordance with such Cash Management Agreements); provided that if the Swing Line Lender shall have provided any notice pursuant to Section 2.20(c), then from and after the date of such notice (and until the Lenders shall hold no participations in the applicable Swing Line Loans) each Swing Line Loan subject to such notice shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin with respect to ABR Loans.  Interest shall be payable in arrears on each Interest Payment Date; provided that if any Cash Management Agreement is in effect, accrued interest on each applicable Swing Line Loan shall be payable as provided in Section 2.20(d).

(f)The Borrower shall notify the Administrative Agent and the Swing Line Lender by telephone (confirmed by hand delivery or fax) or in writing of any prepayment of Swing Line Loans hereunder not later than 12:00 P.M., New York City time, on the date of prepayment (or such later time as may be agreed to by the Swing Line Lender and the Administrative Agent in writing).  Each such notice shall be irrevocable and shall specify the prepayment date, the Swing Line Loans to be prepaid, and the principal amount of each such Swing Line Loan or portion thereof to be prepaid; provided, that, such notice may be conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent and the Swing Line Lender on or prior to the specified effective date) if such condition is not, or is not expected to be, satisfied.  Each partial prepayment of any Swing Line Loan shall be in an amount that would be permitted in the case of an advance of a Swing Line Loan as provided in Section 2.20(a) (or, if less, the outstanding principal amount of the Swing Line Loans).  Prepayments shall be accompanied by accrued interest.  For the avoidance of doubt, Swing Line Loans may not be continued or converted.

SECTION 3.  [RESERVED]

SECTION 4.  REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender on each Borrowing Date that:

4.1Financial Condition.  The audited balance sheet and statements of income and cash flows, on a consolidated basis, of the Borrower as at the end of the 2018 and 2019 fiscal years (the “Financials”), reported on by, and accompanied by, an unqualified report from Deloitte

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& Touche LLP or other independent certified public accountants reasonably acceptable to the Administrative Agent, present fairly in all material respects the financial condition of the Borrower and the results of its operations and cash flows for each fiscal year then ended.  All such Financials, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).

4.2No Change.  Since December 31, 2019, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

4.3Existence; Compliance with Law.  Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except in the case of clauses (b), (c) and (d) to the extent failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4Power; Authorization; Enforceable Obligations.  Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder.  Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement.  No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be obtained by any Loan Party in connection with the extensions of credit hereunder or with the execution, delivery or performance by such Loan Party or the validity or enforceability against such Loan Party of this Agreement or any of the Loan Documents, except consents, authorizations, filings and notices (i) described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect, (ii) referred to in Section 4.18, and (iii) as may be necessary in connection with the exercise of foreclosure remedies including the sale of Collateral.  Each Loan Document has been duly executed and delivered on behalf of each Loan Party thereto.  This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5No Legal Bar.  The execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof by the Loan Parties will not violate any Requirement of Law applicable to any Loan Party or any Contractual Obligation of any Loan Party and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the

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Security Documents).  No Requirement of Law or Contractual Obligation applicable to any Loan Party could reasonably be expected to have a Material Adverse Effect.

4.6Litigation.  No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues that could reasonably be expected to have a Material Adverse Effect.

4.7No Default.  No Default or Event of Default has occurred and is continuing.

4.8Ownership of Property; Liens.  Each Group Member has title in fee simple to, or a valid leasehold interest in, or a valid easement or right of way with respect to, all its material real property, and good title to, or a valid leasehold interest in, all its other material property except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of such property of the Borrower is subject to any Lien except as permitted by Section 7.2.

4.9[Reserved].

4.10Taxes.  Each Group Member has filed or caused to be filed all federal, state and other material Tax returns that are required to be filed and has paid all Taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than (a) any such Taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member or (b) to the extent that the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect); no Tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such Tax, fee or other charge which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.11Federal Regulations.  Neither the Borrower nor any Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board), or extending credit for the purpose of purchasing or carrying margin stock.  No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry margin stock, to extend credit for others to purchase or carry margin stock or for any purpose that entails, and no other action will be taken by the Borrower and the Subsidiaries that would result in, a violation of Regulations T, U and X of the Board.

4.12[Reserved].

4.13ERISA.  Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each Group Member and each of their respective ERISA Affiliates is in compliance with the applicable provisions and requirements of ERISA and the Code with respect to each Plan; (ii) no ERISA Event has occurred and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event; and (iii) the present value of all accumulated

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benefit obligations under all Plans and the benefit obligations of retiree welfare benefit arrangements (in each case based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than an immaterial amount the fair market value of the assets of such Plan or arrangement. The Borrower is not holding and will not hold “plan assets” as such term is defined in Section 3(42) of ERISA.

4.14Investment Company Act.  No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

4.15Subsidiaries.  As of the Closing Date, Schedule 4.15 sets forth (a) each Subsidiary’s legal name and jurisdiction of organization and (b) for each Subsidiary, whether such Subsidiary is a Significant Subsidiary. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any Capital Stock of the Borrower.

4.16Environmental Matters.  Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)the facilities and properties owned, leased or operated by any Group Member (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of any Environmental Law;

(b)no Group Member has received any written notice of violation, alleged violation, non-compliance, liability or potential liability with respect to Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the “Business”), and to the knowledge of the Borrower no notice is threatened;

(c)Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of any applicable Environmental Law;

(d)no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Group Member is, or to the knowledge of the Borrower, will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders or other judgments or agreements in any administrative or judicial forum outstanding under any Environmental Law with respect to the Properties or the Business;

(e)there has been no release or threat of release or arranging of disposal of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

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(f)the Business, Properties and all operations at the Properties are in compliance, and have in the last five (5) years been in compliance, with all applicable Environmental Laws; and

(g)no Group Member has assumed any liability of any other Person under Environmental Laws.

4.17Accuracy of Information, etc.  The written reports, financial statements, certificates and other written information (other than financial projections and other forward-looking information and information of a general economic or industry-specific nature) furnished by or on behalf of the Borrower or any Subsidiary to the Administrative Agent or any Lender in connection with this Agreement or any other Loan Document is and will be, when furnished and taken as a whole, complete and correct in all material respects and does not and will not, when furnished and taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (in each case after giving effect to all supplements and updates provided thereto). The financial projections and other forward-looking information that have been furnished by or on behalf of the Borrower or any Subsidiary to the Administrative Agent or any Lender in connection with this Agreement or any other Loan Document have been prepared in good faith based upon assumptions that are believed by the Borrower to be reasonable at the time such financial projections or other forward-looking information are furnished to the Administrative Agent or any Lender, it being understood and agreed that financial projections and other forward-looking information are as to future events and are not to be viewed as facts, are subject to significant uncertainties and contingencies, many of which are out of the Borrower’s or the Subsidiaries’ control, that no assurance can be given that any particular projections will be realized, that the financial projections or other forward-looking information is not a guarantee of financial performance and that actual results during the period or periods covered by such projections may differ significantly from the projected results and such differences may be material.

4.18Security Documents.  The Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof.  In the case of the Pledged Stock described in the Security Agreement, in addition to filing the financing statements specified on Schedule 4.18 in the appropriate form in the offices specified on Schedule 4.18, when the stock certificates representing such Pledged Stock are delivered to the Collateral Agent, in each case duly endorsed or accompanied by duly executed instruments of assignment or transfer in blank, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Security Agreement), in each case prior and superior in right to any other Person (except non-consensual Liens arising by operation of any Requirement of Law) to the extent the creation, perfection and priority thereof is governed by the Uniform Commercial Code as from time to time in effect in the State of New York.  In the case of the other Collateral described in the Security Agreement, when financing statements and other filings specified on Schedule 4.18 in appropriate form are filed in the offices specified on Schedule 4.18, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower in such Collateral and the proceeds thereof, as security for the Obligations

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(as defined in the Security Agreement), in each case prior and superior in right to any other Person (except Liens permitted by Section 7.2) to the extent any such security interest may be perfected by the filing of a financing statement.

4.19Solvency.  Each Loan Party is, and after giving effect to the Loans and the incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent.

4.20[Reserved].

4.21Patriot Act; Anti-Corruption Laws; Sanctions.

(a)No Loan Party and none of its Affiliates (other than Excluded Affiliates) and, to the knowledge of the Loan Parties, none of its Excluded Affiliates is in violation in any material respect of any Requirements of Law relating to terrorism or money laundering, trade sanctions programs and embargoes, import/export licensing, bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Requirements of Law, all as amended, supplemented or replaced from time to time (“Anti-Terrorism Laws”), including Anti-Corruption Laws, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

(b)No Loan Party and no Affiliate (other than an Excluded Affiliate) or broker or other agent of any Loan Party acting or benefiting in any capacity in connection with the Revolving Extensions of Credit and, to the knowledge of the Loan Parties, no Excluded Affiliate is any of the following:

(i)a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii)a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)to the knowledge of the Loan Parties, a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v)a person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.

(c)No Loan Party, and, to the knowledge of the Loan Parties, no broker or other agent of any Loan Party acting in any capacity in connection with the Loans (i) conducts any

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business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(d)The Borrower has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower and its Subsidiaries, and to the knowledge of the Borrower, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Borrower being designated as a Sanctioned Person.  None of (a) the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  No Loan, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

4.22Pari Passu Obligations.  The Loans rank pari passu in right of payment with all other senior Indebtedness of the Borrower and at least pari passu as against the assets of the Borrower with all other secured Indebtedness of the Borrower.

4.23Regulation.  No Group Member is subject to regulation under federal or state law as a public utility except that (a) each of Peoples and Peoples Gas is subject to regulation under Pennsylvania law and by the Pennsylvania Public Utility Commission, (b) Peoples KY and Delta are subject to regulation by the Kentucky Public Service Commission, (c) Peoples WV is subject to regulation by the Public Service Commission of West Virginia and (d) other Subsidiaries may be subject to regulation as public utilities under other federal or state laws disclosed by the Borrower to the Administrative Agent in writing from time to time pursuant to Section 6.7(d).  The Borrower and its Subsidiaries have complied and are in compliance with (i) all applicable state utility laws, regulations and orders, and (ii) any other federal or state laws, regulations and orders applicable to them as public utilities or gas utilities, except in each case for instances of noncompliance that, individually and in the aggregate, have not had, and are not reasonably likely to have, a Material Adverse Effect.

4.24Affected Financial Institutions.  No Loan Party is an Affected Financial Institution.

4.25Beneficial Ownership Certification.  If a Beneficial Ownership Certification is required to be delivered pursuant to Section 5.1(g), then, as of the Closing Date, to the best of the Borrower’s knowledge, the information set forth in such Beneficial Ownership Certification is true and correct in all respects. If a Beneficial Ownership Certification is required to be delivered pursuant to Section 6.2(h), then, as of the date of the delivery thereof, to the best of the Borrower’s

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knowledge, the information set forth in such Beneficial Ownership Certification is true and correct in all respects.

SECTION 5.  CONDITIONS PRECEDENT

5.1Conditions to Initial Extension of Credit.  The effectiveness of this Agreement and the agreement of each Lender to make extensions of credit on the Closing Date is subject to the satisfaction or waiver, prior to or on the Closing Date, of the following conditions precedent:

(a)Executed Agreements.  The Administrative Agent shall have received executed copies of (i) the Security Agreement, (ii) the Intercreditor Agreement, (iii) the Joinder to Intercreditor Agreement and (iv) Notes, if any, requested by the Lenders two days prior to the Closing Date.

(b)Fees.  The Lenders, Administrative Agent and Lead Arranger shall have received from the Borrower all fees required to be paid, and all expenses for which invoices have been received at least two Business Days prior to the Closing Date (including the reasonable fees and expenses of legal counsel), on or before the Closing Date.  All such amounts will be paid on or prior to the Closing Date.

(c)Governmental and Third Party Approvals.  All governmental and third party approvals necessary in connection with the financing contemplated hereby and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect.

(d)Financial Statements.  The Lenders and the Administrative Agent shall have received the Financials referenced in Section 4.1.

(e)Officer’s Certificate; Certified Certificate of Incorporation; Good Standing Certificates.  The Administrative Agent shall have received (i) a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit B, with appropriate insertions and attachments, including the certificate of formation of the Borrower certified by the relevant authority of the jurisdiction of organization of the Borrower and (ii) a long form good standing certificate for each of the Borrower and each Significant Subsidiary from its jurisdiction of organization.

(f)Legal Opinion.  The Administrative Agent shall have received the following executed legal opinions, each in form and substance reasonably satisfactory to the Administrative Agent:

(i)the executed legal opinion of Simpson Thacher & Bartlett LLP, counsel to the Borrower, substantially in the form of Exhibit D‑1; and

(ii)the executed legal opinion of Post & Schell, P.C., local counsel in Pennsylvania, substantially in the form of Exhibit D‑2.

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(g)Other Documentation.  The Administrative Agent and each Lender shall have received, to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, an executed Beneficial Ownership Certification, and such other documentation and other information reasonably requested to comply with Anti-Terrorism and Anti-Corruption Laws (including any “know your customer” and anti-money laundering documentation).

(h)Compliance Certificate.    The Administrative Agent shall have received a Compliance Certificate, dated as of the Closing Date, demonstrating compliance, on a pro forma basis, with each of the financial covenants set forth in Section 7.1.

(i)Lien Searches.  The Administrative Agent shall have received state-level lien searches with respect to the Borrower in its jurisdiction of organization and with results reasonably acceptable to the Administrative Agent.

(j)First Priority Security Interest.  All documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and to perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been executed or authorized, as applicable, and be in proper form for filing.

(k)Pledged Items.  To the extent not previously delivered, the Collateral Agent shall have received (i) the certificates or other instruments representing the issued and outstanding Capital Stock of each Subsidiary directly owned by the Borrower or any other Loan Party pledged pursuant to the Security Agreement, together with stock powers or other instruments of transfer with respect thereto endorsed in blank and (ii) each promissory note pledged and required to be delivered to the Collateral Agent pursuant to the Security Agreement, together with note powers or other instruments of transfer with respect thereto endorsed in blank, in each case, subject to the terms of the Intercreditor Agreement.

(l)Insurance.  The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 4.2 of the Security Agreement and evidencing that all necessary insurance is in place or will be in effect by the Closing Date, so long as such insurance is reasonably available in the commercial insurance market and typically maintained by similarly situated companies in the same industry.

(m)Representations and Warranties.  Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (it being understood that the materiality qualifier shall not be applicable with respect to any clause of any representation or warranty which itself contains a materiality qualification) on and as of such date as if made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct in all material respects (or all respects, as applicable) on and as of the specific dates or times referred to therein).

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(n)No Default.  No Default or Event of Default shall have occurred and be continuing.

For the purpose of determining compliance with the conditions specified in this Section 5.1, each Lender that has signed this Agreement shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section 5.1 unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

5.2Conditions to Each Extension of Credit.  The agreement of each Lender to make any extension of credit in respect of Loans, other than conversions and continuations of Loans, requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

(a)Representations and Warranties.  Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (it being understood that the materiality qualifier shall not be applicable with respect to any clause of any representation or warranty which itself contains a materiality qualification) on and as of such date as if made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct in all material respects (or all respects, as applicable) on and as of the specific dates or times referred to therein).

(b)No Default.  No Default or Event of Default shall have occurred and be continuing on such date or immediately after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

SECTION 6.  AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, until all Obligations have been paid in full (other than contingent indemnification obligations that are not yet due and payable) and the Revolving Commitments have been terminated, the Borrower shall and shall cause each of its Subsidiaries to:

6.1Financial Statements.  Furnish to the Administrative Agent and each Lender:

(a)as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related consolidated statements of net income, comprehensive income, equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the prior fiscal year, all audited by and accompanied by the opinion of PricewaterhouseCoopers LLP or another independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification, exception or emphasis (other than any qualification, exception or

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emphasis with respect to or resulting from an upcoming scheduled final maturity of any Indebtedness or associated with a financial covenant) and without any qualification, exception or emphasis as to the scope of such audit) to the effect that such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiaries on a consolidated basis as of the end of and for such year in accordance with GAAP; and

(b)as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower (commencing with the fiscal quarter ending September 30, 2020), its unaudited consolidated balance sheet as of the end of such fiscal quarter, the related unaudited consolidated statements of net income, comprehensive income and equity for such fiscal quarter and the then elapsed portion of the fiscal year and the related statements of cash flows for the then elapsed portion of the fiscal year, in each case setting forth in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the prior fiscal year, all certified by a Responsible Officer of the Borrower as presenting fairly, in all material respects, the financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP, subject to normal year-end audit adjustments and the absence of certain footnotes.

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP (in the case of quarterly financial statements, subject to normal year-end audit adjustments and the absence of footnotes) applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI.  Each Lender represents to the Borrower and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including federal, state and foreign securities laws, and (ii) it has identified in its administrative questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including United States (federal or state) and foreign securities laws.

The Borrower and each Lender acknowledge that, if information furnished by or on behalf of the Borrower pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through Debt Domain, IntraLinks, SyndTrak or a similar electronic transmission system (the “Platform”), (i) the Administrative Agent may post any information that the Borrower has indicated as containing MNPI solely on that portion of the Platform designated for Private Side Lender Representatives and (ii) if the Borrower has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Administrative Agent reserves the right to post such information solely on that portion of the Platform designated for Private Side Lender Representatives.  The Administrative Agent shall be entitled to rely on any designation by the Borrower that information is suitable to be made available

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to Public Side Lender Representatives without liability or responsibility for the independent verification thereof.

The Borrower hereby authorizes the Administrative Agent to distribute this Agreement and the Loan Documents to all Lenders, including their Public Side Lender Representatives, and represents and warrants that none of the information contained in the Loan Documents constitutes or contains MNPI.  The Borrower acknowledges its understanding that Lenders, including their Public Side Lender Representatives, may be trading in securities of the Borrower or its Affiliates while in possession of the Loan Documents.

6.2Certificates; Other Information.  Furnish to the Administrative Agent and each Lender (or, in the case of clause (i) below, to the relevant Lender):

(a)concurrently with the delivery of the financial statements referred to in Section 6.1(a), (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of annual financial statements, a Compliance Certificate containing reasonably detailed information and calculations necessary for determining compliance with each of the financial covenants set forth in Section 7.1 as of the last day of the fiscal year of the Borrower;

(b)concurrently with the delivery of the financial statements referred to in Section 6.1(b) (commencing with the fiscal quarter ending September 30, 2020), (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly financial statements, a Compliance Certificate containing reasonably detailed information and calculations necessary for determining compliance with each of the financial covenants set forth in Section 7.1 as of the last day of such fiscal period of the Borrower;

(c)on or prior to February 15 of each fiscal year, a budgeted balance sheet, income statement and statement of cash flow of the Borrower and its Subsidiaries for the current fiscal year;

(d)within five (5) days after the same are sent, copies of all financial statements and reports that any Group Member sends to the holders of any class of its debt securities or, to the extent applicable, its public equity securities and, to the extent applicable, within five (5) days after the same are filed, copies of all financial statements and reports that any Group Member may make to, or file with, the SEC;

(e)[reserved];

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(f)promptly after receipt thereof, any writing from a Rating Agency that such Rating Agency (i) will take public action with respect to the rating of the Senior Notes or (ii) will no longer, or intends to no longer, rate the Senior Notes;

(g)no later than five (5) Business Days after the effectiveness thereof, copies of any amendment, supplement, waiver or other modification to the Senior Notes Documentation;

(h)promptly after any request therefor, such information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws; and

(i)promptly upon request, such additional financial and other information which is reasonably available to the Borrower or its Subsidiaries as any Lender may from time to time reasonably request.

6.3Payment of Taxes.  Pay, discharge or otherwise satisfy before they become delinquent or in default, as the case may be, all Taxes, except where (a) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member or (b) the failure to make payment could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

6.4Maintenance of Existence; Compliance.  (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.3, and except, other than in the case of clause (i) above with respect to the Borrower or any Significant Subsidiary, to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (b) comply with all Requirements of Law except to the extent that failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.5Maintenance of Property; Insurance.  (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear and casualty and condemnation excepted, except in each case where the failure to take any such actions, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts, with such deductibles and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business.

6.6Inspection of Property; Books and Records; Discussions.  (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all material dealings and transactions in relation to its business and activities and (b) permit representatives of the Administrative Agent, and any agent designated by the Administrative Agent, to visit and inspect any of its properties and examine and

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make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants; provided that, the Administrative Agent may not exercise such rights more often than once during any calendar year (it being understood that any expenses incurred by the Administrative Agent in connection therewith shall be subject to reimbursement by the Borrower in accordance with Section 10.5); provided,  further, that when an Event of Default exists, the Administrative Agent (or any of its agents) may do any of the foregoing (at the expense of the Borrower) at any time during normal business hours and upon reasonable advance notice.  Notwithstanding anything to the contrary in this Section, neither the Borrower nor any Subsidiary shall be required to disclose, permit the inspection, examination of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent (or its agents) is prohibited by applicable law or any binding confidentiality agreement between the Borrower or any Subsidiary and a Person that is not the Borrower or any Subsidiary not entered into in contemplation of preventing such disclosure, inspection, examination or discussion or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product.

6.7Notices.  Promptly after obtaining actual knowledge thereof give notice to the Administrative Agent and each Lender of:

(a)the occurrence of any continuing Default;

(b)any litigation, investigations or proceedings that may, if adversely decided, reasonably be expected to have a Material Adverse Effect;

(c)the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(d)any Group Member becoming subject to regulation under federal or state law as a public utility; and

(e)any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 (other than Section 6.7(d)) shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

6.8Environmental Laws.  Except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a)Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants

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obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

(b)Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and, except to the extent being reasonably contested in good faith by appropriate proceedings, reasonably promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

6.9Use of Proceeds.  Ensure that proceeds of Loans shall be used for working capital needs and for other general corporate purposes of the Borrower and its Subsidiaries.

6.10Further Assurances.  Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent or the Lenders (through the Administrative Agent) may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement and the other Loan Documents.

6.11[Reserved].

6.12Intercompany Loans.  Make funds available to Peoples, Peoples Gas or any Subsidiary that is a regulated local gas distribution company in the form of intercompany loans from the Borrower and not capital contributions from the Borrower to the extent (a) not in violation of any Requirement of Law (including any Pennsylvania Public Utility Commission order or condition applicable to Peoples and Peoples Gas or other public utilities commission order or condition applicable to such other Subsidiary) and (b) deemed in good faith by the Borrower as constituting an appropriate capital structure given regulatory requirements and conditions.

6.13First Priority Security Interest.  Take all reasonable steps necessary or reasonably requested of it by the Administrative Agent to maintain a first priority (except with respect to Liens permitted by Section 7.2) security interest in the Collateral evidenced by the Lien in favor of the Collateral Agent on behalf of the Lenders and the other Senior Lenders (as such term is defined in the Security Agreement).

6.14Direct Ownership.  Maintain sole direct ownership by the Borrower of Peoples, Peoples Gas and any other Significant Subsidiary, and promptly deliver or cause to be delivered any certificates representing the Capital Stock of each Significant Subsidiary to the Collateral Agent, duly endorsed or accompanied by duly executed instruments of assignment or transfer in blank, and take such other action as may be necessary or desirable to cause all of the Capital Stock of each Significant Subsidiary to constitute Pledged Stock subject to a first priority security interest in favor of the Collateral Agent on behalf of the Lenders and the other Senior Lenders (as such term is defined in the Security Agreement).

6.15Sanctions; Anti-Terrorism Laws; Anti-Corruption Laws.  Ensure that (i) none of the Borrower, any Subsidiary nor any Affiliate (other than an Excluded Affiliate) of the Borrower or any Subsidiary will become a Sanctioned Person, (ii) none of the Borrower, any Subsidiary nor any Affiliate (other than an Excluded Affiliate) of the Borrower or any Subsidiary, either in its own right or through any third party, will (A) have any of its assets in a country subject

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to a sanctions program maintained under any Anti-Terrorism Law or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any country subject to a sanctions program maintained under any Anti-Terrorism Law or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use Revolving Extensions of Credit to fund any operations in, finance any investments or activities in, or, make any payments to, a country subject to a sanctions program maintained under any Anti-Terrorism Law or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Obligations will not be derived from any unlawful activity, (iv) the Borrower, each Subsidiary and each Affiliate (other than an Excluded Affiliate) of the Borrower or any Subsidiary shall comply in all material respects with all Anti-Terrorism Laws, (v) the Borrower shall promptly notify the Administrative Agent in writing upon the occurrence of a Reportable Compliance Event and (vi) the Borrower shall and shall cause each of its Subsidiaries to maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 7.  NEGATIVE COVENANTS

The Borrower hereby agrees that, until all Obligations have been paid in full (other than contingent indemnification obligations that are not yet due and payable) and the Revolving Commitments have been terminated, the Borrower shall not or permit its Subsidiaries to, directly or indirectly:

7.1Financial Covenants.

(a)Permit, at any time, the ratio of (i) Consolidated Debt to (ii) Consolidated Capitalization to exceed 0.60 to 1.00.

(b)Permit, at any time, the ratio of (i) Consolidated EBITDA for the four consecutive fiscal quarters ending on, or most recently ended prior to, such time, to (ii) Consolidated Interest Expense for such period to be less than 2.00 to 1.00.

(c)Permit, at any time, the then outstanding aggregate principal amount of Subsidiary Debt to exceed an amount equal to $100,000,000.

7.2Liens.  Create, incur, assume or suffer to exist any Lien upon any property of the Borrower (other than property of Subsidiaries of the Borrower), whether now owned or hereafter acquired, except:

(a)Liens for Taxes, assessments or governmental charges not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

(b)landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

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(c)pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d)deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases (other than Finance Lease Obligations), insurance, statutory obligations (other than any such obligation imposed pursuant to Section 430(k) of the Code or Sections 303(k) or 4068 of ERISA), surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)easements, rights-of-way, zoning and building restrictions and other restrictions and similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower;

(f)Liens securing Indebtedness of the Borrower incurred pursuant to clauses (i) and (ii) of the definition of Specified Indebtedness;

(g)[reserved];

(h)Liens created pursuant to the Security Documents and securing the Obligations;

(i)any interest or title of a lessor under any operating lease entered into by the Borrower in the ordinary course of its business and covering only the assets so leased;

(j)Liens incurred in connection with overdraft protection arrangements and other related cash management programs (including any Cash Management Agreements);

(k)Liens existing on the date of this Agreement and set forth on Schedule 7.2; and

(l)Liens incurred in connection with the collection or disposition of delinquent accounts receivable in the ordinary course of business.

7.3Fundamental Changes.  Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business; except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing:

(a)any Subsidiary may merge, consolidate or amalgamate into the Borrower in a transaction in which the Borrower is the surviving entity;

(b)any Subsidiary may merge, consolidate or amalgamate into any other Subsidiary in a transaction in which the surviving entity is a wholly-owned Subsidiary;

(c)any Subsidiary may merge, consolidate or amalgamate with any other Person so long as the surviving or continuing entity is the Subsidiary with respect to which the

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Borrower shall, immediately following such transaction or series of transactions, have at least the same degree of ownership and control with respect to such Subsidiary as it did prior to such transaction;

(d)any Subsidiary may Dispose of all or substantially all of its property or business to (i) the Borrower, (ii) any wholly-owned Subsidiary or (iii) any other person to the extent permitted by Section 7.4(d); and

(e)any Subsidiary may liquidate, wind up or dissolve, so long as all assets and other property, if any, of such Subsidiary are distributed to (i) the Borrower, (ii) any wholly-owned Subsidiary or (iii) any other person to the extent permitted by Section 7.4(d).

7.4Disposition of Property.  Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:

(a)the Disposition of obsolete, surplus or worn out property in the ordinary course of business;

(b)the sale of inventory in the ordinary course of business;

(c)the sale of Cash Equivalents;

(d)the Disposition of other property having a fair market value not to exceed five percent (5%) of the Consolidated Total Assets in the aggregate for any fiscal year of the Borrower, calculated as of the commencement of such fiscal year; provided that, after giving effect thereto, no Default or Event of Default exists; and

(e)the Disposition of property of any Subsidiary to the Borrower or any wholly-owned Subsidiary.

7.5Restricted Payments.  Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, “Restricted Payments”), except that:

(a)each of the Borrower’s Subsidiaries may make Restricted Payments to the Borrower or any wholly-owned Subsidiary;

(b)the Borrower may make Restricted Payments to LDC Holdings or any direct or indirect owner of the Borrower for any taxable period (or portion thereof) in which the Borrower and/or any of its Subsidiaries is a member of a consolidated, combined, unitary or similar U.S. federal, state, local and/or foreign income or similar tax group whose common parent is a direct or indirect parent of the Borrower (a “Tax Group”), or in which the Borrower is disregarded from an indirect parent entity that is a C corporation for U.S. federal income tax purposes, to pay such U.S.

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federal, state, local and/or foreign Taxes of such Tax Group that are attributable to the taxable income, revenue, receipts, gross receipts, gross profits, capital or margin of the Borrower and/or its applicable Subsidiaries; and

(c)the Borrower may make Restricted Payments to the Essential Group so long as no Default or Event of Default shall have occurred and be continuing, and both immediately before and immediately after giving effect thereto, the Borrower shall be in compliance with the financial covenant set forth in Section 7.1(b) and in pro forma compliance with the financial covenants set forth in Section 7.1(a) and Section 7.1(c).

7.6Transactions with Affiliates.  Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than transactions among the Borrower and its Subsidiaries not involving any other Affiliate of the Borrower), other than (a) any such transaction that is (i) not prohibited by this Agreement, (ii) in the ordinary course of business of the relevant Group Member, and (iii) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate and (b) any other transaction (if part of a series of related transactions, together with such related transactions) involving consideration or value of less than $3,000,000.  Notwithstanding the foregoing, any Group Member may reimburse any other Group Member on a cost of services basis for the cost of services provided.

7.7Indebtedness. Permit the incurrence of any Indebtedness unless (a) immediately after giving effect to any such Indebtedness, the ratio of Consolidated Debt to Consolidated Capitalization shall not exceed 0.60 to 1.00, and (b) at the time of such incurrence, no Default or Event of Default then exists or would arise therefrom.

7.8Swap Agreements.  Enter into any Swap Agreement, except non-speculative (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any of its Subsidiaries has actual exposure (other than those in respect of Capital Stock) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) to which the Borrower or any of its Subsidiaries has actual exposure with respect to any interest-bearing liability or investment of the Borrower or any such Subsidiary.

7.9Changes in Fiscal Periods.  Permit the fiscal year of any Group Member to end on a day other than December 31 or change any Group Member’s method of determining fiscal quarters.

7.10Clauses Restricting Distributions.  Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of Peoples, Peoples Gas or any other Significant Subsidiary to make Restricted Payments in respect of any of its Capital Stock to the Borrower, except for such encumbrances or restrictions (a) as may be required by the Pennsylvania Public Utility Commission or other Governmental Authority, (b) existing under or by reason of any restrictions existing under the Loan Documents or the Note Purchase Agreement or (c) existing under or by reason of customary restrictions existing under loan documentation for Indebtedness permitted under clauses (i), (ii) or (vi) of the definition of Specified Indebtedness.

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7.11Amendments to Indebtedness Documents.  Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of any Indebtedness permitted under clauses (i), (ii) or (vi) of the definition of Specified Indebtedness in any respect, when taken as a whole, materially adverse to the Lenders without the prior written consent of the Required Lenders.

7.12New Subsidiaries.  Form, acquire or otherwise own any Subsidiaries, other than Subsidiaries that engage in the regulated utility business or other activity or ancillary business related thereto.

7.13Lines of Business.  Engage in any business if, as a result, the general nature of the business in which the Borrower and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the regulated utility business and any other activity or ancillary business related thereto; provided that such ancillary business shall not include gas processing, exploration and development.

7.14[Reserved].

7.15Use of Proceeds.  Request any Loan, and the Borrower shall not use, and shall not procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 8.  EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a)the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, fees or any other amounts payable hereunder or under any other Loan Document, within five (5) days after any such interest, fees or other amounts become due in accordance with the terms hereof; or

(b)any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect (and in the case of the representations made in Section 4.21, in any respect) on or as of the date made or deemed made; or

(c)any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a),  Section 6.7(a),  Section 6.15 or Section 7 of this Agreement or Sections 4.4 and 4.6(b) of the Security Agreement; or

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(d)any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of thirty (30) days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

(e)the Borrower or its Subsidiaries shall (i) default in making any payment (in respect of principal or interest) of any material Indebtedness (including the Senior Notes and any Guarantee Obligation, but excluding the Loans) when and as the same shall become due and payable after giving effect to any notice requirements and grace periods applicable thereto; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i) or (ii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i) or (ii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $50,000,000; or

(f)(i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of sixty (60) days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) or any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vi) any Group Member shall make a general assignment for the benefit of its creditors; or

(g)one or more ERISA Events shall have occurred that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; or

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(h)one or more judgments or decrees (excluding regulatory orders payable through adjustments to rates or through periodic payments or refunds to customers) shall be entered against any Group Member involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $50,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

(i)any of the Loan Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

(j)an event or series of events by which (i) Essential shall cease to directly or indirectly own and control at least 51% of the economic and voting interests in the Borrower, or (ii) the Borrower shall cease to directly own and control 100% of the economic and voting interests in Peoples, Peoples Gas, and any other Significant Subsidiary; or

(k)LDC Holdings shall (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of the Borrower, (ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (x) nonconsensual obligations imposed by operation of law and (y) obligations with respect to its Capital Stock, or (iii) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends or distributions made by the Borrower in accordance with Section 7.5 pending application in the manner contemplated by said Section) and cash equivalents) other than the ownership of shares of Capital Stock of the Borrower; then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Revolving Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:  (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable.  Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

SECTION 9.  THE AGENTS

9.1Appointment.  Each Lender hereby irrevocably designates and appoints PNC Bank, National Association, as the administrative agent of such Lender under this Agreement and the other Loan Documents (including the Intercreditor Agreement), and each such Lender

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irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement (which includes executing and delivering the Joinder to Intercreditor Agreement and carrying out its obligations under the Intercreditor Agreement on behalf of the Lenders) and the other Loan Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

9.2Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

9.3Exculpatory Provisions.  Neither any Agent nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder.  The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

9.4Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, email message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders

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against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

9.5Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders and the other Agents.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6Non-Reliance on Agents and Other Lenders.  Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender.  Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon any Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates.

9.7Indemnification.  The Lenders agree to indemnify each Agent, the Swing Line Lender and their respective officers, directors, employees, affiliates, agents, advisors and controlling persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Revolving Percentages in effect on the date on which indemnification is sought under this Section

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(or, if indemnification is sought after the date upon which the Revolving Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Revolving Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Revolving Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct.  The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

9.8Agent in Its Individual Capacity.  Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent.  With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

9.9Successor Administrative Agent.  The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrower.  If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans.  If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.  After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 and of Section 10.5 shall continue to inure to its benefit.  Any such successor Administrative Agent shall promptly execute and deliver to the Collateral Agent an Administrative Agent Joinder (as such term is defined in the Intercreditor Agreement).

9.10Lead Arranger.  The Lead Arranger shall not have any duties or responsibilities hereunder in its capacity as such.

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9.11Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Lead Arranger and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Revolving Commitments or this Agreement,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Revolving Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Revolving Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Revolving Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Revolving Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Lead Arranger and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other  Loan Party, that none of the Administrative Agent, the Lead Arranger nor any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and

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performance of the Loans, the Revolving Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 10.MISCELLANEOUS

10.1Amendments and Waivers.  Except as set forth in Section 2.18, neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, waived, supplemented or modified except in accordance with the provisions of this Section 10.1.  The Required Lenders and each Loan Party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided,  however, that no such waiver and no such amendment, supplement or modification shall, (i) increase any Lender’s Revolving Commitment, forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in, or otherwise change, the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release the Borrower from its obligations under the Security Agreement, in each case without the written consent of all directly and adversely affected Lenders; (iv) amend, modify or waive any provision of (A) Sections 2.12(a)-(c) (or any other section relating to the pro rata treatment of Lenders) without the written consent of each directly and adversely affected Lender or (B) the other portions of Section 2.12 without the written consent of the Required Lenders; (v) amend, modify or waive any provision of Section 9 or any other provision of any Loan Document that affects the Administrative Agent without the written consent of the Administrative Agent or (vi) amend, modify or waive any provision of any Loan Document that directly and adversely affects the Swing Line Lender without the written consent of the Swing Line Lender.  Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans.  In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured

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and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Furthermore, notwithstanding the foregoing: (a) the Administrative Agent, with the consent of the Borrower, may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document, (b) no consent with respect to any amendment, modification, waiver or supplement of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except as provided in Section 2.19 and (c) in the case of any amendment, modification, waiver or supplement referred to in the proviso of the first paragraph of this Section 10.1, no consent with respect to any amendment, modification, waiver or supplement of this Agreement or any other Loan Document shall be required of any Lender that receives payment in full of the principal of and interest accrued on each Loan made by such Lender, and all other amounts owing to or accrued for the account of such Lender under this Agreement and the other Loan Documents, at the time such amendment, modification, waiver or supplement becomes effective and whose Revolving Commitments terminate by the terms and upon the effectiveness of such amendment, modification, waiver or supplement.

10.2Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by electronic transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of electronic transmission notice, upon the receiver’s acknowledgment such notice has been received, addressed as follows in the case of the Borrower, the Administrative Agent and the Swing Line Lender, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Borrower:PNG Companies LLC
762 W. Lancaster Avenue
Bryn Mawr, PA 19010-3489
Attention: Stan Szczygiel, Treasurer
Email:  sfszczygiel@essential.co

With a copy to:

Essential Utilities, Inc.
762 W. Lancaster Avenue
Bryn Mawr, PA 19010-3489
Attention:  Christopher P. Luning, Executive Vice President and General Counsel
Email:  cpluning@essential.co

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With a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP
600 Travis Street, Suite 5400
Houston, TX 77002
Attention:  Matthew Einbinder
Telephone:  (713) 821-5620
Email:  meinbinder@stblaw.com

Administrative Agent

and Swing Line Lender:PNC Bank, National Association
Mail Stop:  F4-F074-03-1
1000 Westlakes Drive
Berwyn, PA 19312
Attention:  Mark McCue
Telecopy:  (610) 725-5799
Telephone:  (610) 725-1316
Email:  mark.mccue@pnc.com

With a copy to:

Agency Services
PNC Bank, National Association
Mail Stop:  P7-PFSC-05-W
500 First Avenue
Pittsburgh, PA 15219
Attention:  Agency Services
Telecopy:  (412) 768-0423
Telephone:  (412) 715-2006

With a copy to (which shall not constitute notice):

Jones Day
500 Grant Street, Suite 4500
Pittsburgh, PA 15219-2514
Attention:  Brian D. Trudgen
Telecopy:  (412) 394-7959
Telephone:  (412) 394-9540
Email:  btrudgen@jonesday.com

provided that any notice, request or demand to or upon the Administrative Agent, Swing Line Lender or the other Lenders shall not be effective until received.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder

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by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

10.3No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4Survival of Representations and Warranties.  All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5Payment of Expenses.

(a)The Borrower agrees (i) to pay or reimburse the Administrative Agent, the Collateral Agent, the Lead Arranger and their Affiliates for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with, the syndication of the facilities evidenced pursuant to the Loan Documents, the negotiation, preparation, delivery, execution, administration and closing of, and any amendment, waiver, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable and documented fees, disbursements and other charges of counsel for any of the foregoing (but limited to a single primary counsel and, if necessary, a single local counsel in each relevant material jurisdiction (which may be a single local counsel acting in multiple jurisdictions), in each case, for the Administrative Agent, the Lead Arranger and their respective Affiliates, taken as a whole), and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (ii) to pay or reimburse each of the Lead Arranger, the Lenders and Agents for all its costs and expenses incurred in connection with the enforcement (including pursuant to the administration of any bankruptcy proceeding relating to the Borrower) or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees, disbursements and other charges of counsel, (iii) to pay, indemnify, and hold the Lead Arranger, each Lender and Agent and their respective affiliates and the officers, directors, employees, agents and controlling persons of each of the foregoing harmless from, any and all recording and filing fees that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (iv) to pay, indemnify, and hold the Lead Arranger, each Lender and Agent and their respective affiliates and the officers, directors, employees, agents, and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, costs or expenses of any kind

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or nature whatsoever (regardless of whether such Indemnitee is a party thereto and regardless of the party initiating such matter) that relates to the execution, delivery, enforcement, performance and administration of this Agreement and any of the other Loan Documents, including those relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (iv), collectively, the “Indemnified Liabilities”); provided that the foregoing indemnity will not, as to any Indemnitee, apply to Indemnified Liabilities to the extent (A) they are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from (1) the gross negligence or willful misconduct of such Indemnitee or (2) a material breach by such Indemnitee or its Affiliates of their obligations under this Agreement or (B) arising out of or in connection with any proceeding that does not involve an act or omission of the Borrower or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than against any Agent, the Lead Arranger or another named agent, in each case, acting in its capacity or fulfilling its role as such); provided, further that (x) such legal expenses shall be limited to the fees, disbursements and other charges of a single primary counsel to the Indemnitees, taken as a whole, and, if necessary, a single local counsel to the Indemnitees, taken as a whole, in each relevant material jurisdiction (which may be a single local counsel acting in multiple jurisdictions) (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own single counsel (or, if necessary, its own single local counsel in each relevant material jurisdiction (which may be a single local counsel acting in multiple jurisdictions)), of such conflict counsel for such affected Indemnitee and all similarly situated Indemnitees, taken as a whole) and (y) each Indemnitee shall promptly repay to the Borrower all amounts previously paid by the Borrower pursuant to the foregoing provisions to the extent that such Indemnitee is found by a final and nonappealable decision of a court of competent jurisdiction not to be entitled to indemnification hereunder as contemplated by the immediately preceding proviso.  For the avoidance of doubt, this Section 10.5 shall not apply to Taxes, except any Taxes that represent Indemnified Liabilities arising from any non-Tax claims.

(b)To the fullest extent permitted by applicable law, none of the parties hereto shall assert, or permit any of its controlled Affiliates to assert, and each party hereto hereby waives, any claim on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby; provided that nothing in this paragraph (b) shall limit the Borrower’s indemnity and reimbursement obligations set forth in this Section 10.5, including such indemnity and reimbursement obligations with respect to any special, indirect, consequential or punitive damages arising out of, in connection with or as a result of any claim, litigation, investigation or proceeding brought against any Indemnitee by any third party.

(c)All amounts due under this Section 10.5 shall be payable promptly after written demand therefor.  The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

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10.6Successors and Assigns; Participations and Assignments.

(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (provided that any assignee shall not be the Borrower or its Affiliates, a natural person or a Defaulting Lender) (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it) with the prior written consent of:

(A)the Borrower (such consent not to be unreasonably withheld or delayed), provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under Section 8(a) or Section 8(f) has occurred and is continuing, any other Person;

(B)the Administrative Agent (such consent not to be unreasonably withheld or delayed); provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an affiliate of a Lender or an Approved Fund; and

(C)the Swing Line Lender (such consent not to be unreasonably withheld or delayed); provided that no consent of the Swing Line Lender shall be required for an assignment to a Lender, an affiliate of a Lender or an Approved Fund.

(ii)Assignments shall be subject to the following additional conditions:

(A)except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment or Loans, the amount of the Revolving Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default under Section 8(a) or Section 8(f) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

(B)(1) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing

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and recordation fee of $3,500 and (2) the assigning Lender shall have paid in full any amounts owing by it to the Administrative Agent; and

(C)the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws.

For the purposes of this Section 10.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.

(iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13,  2.14,  2.15 and 10.5).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register (reflecting each Assignment and Assumption) for the recordation of the names and addresses of the Lenders, and the Revolving Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection at the Funding Office (or such other office designated by the Administrative Agent) by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(v)Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to

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such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)(i) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Swing Line Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (I) requires the consent of each Lender directly affected thereby pursuant to clauses (i), (ii) and (iii) of the proviso to the second sentence of Section 10.1 and (II) directly affects such Participant.  Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14,  2.15 (subject to the requirements and limitations therein, including the requirements under Sections 2.14(d),  (e) and (i) (it being understood that the documentation required under Sections 2.14(d),  (e) and (i) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender.

(ii)A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from an adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof that occurs after the Participant acquired the applicable participation.  Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 2.14 unless such Participant complies with Section 2.14(d),  (e) and (i).  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in the obligations under

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this Agreement) except to the extent that such disclosure is necessary to establish that such interest is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e)The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

10.7Adjustments; Set-off.

(a)Except to the extent that this Agreement, any other Loan Document or a court order expressly provides for payments to be allocated to a particular Lender or to the Lenders, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it (other than in connection with an assignment made pursuant to Section 10.6), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided,  however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)Subject to the Intercreditor Agreement, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any Obligations becoming due and payable by the Borrower (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of the Borrower; provided that if any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of this Agreement and, pending

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such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of set-off.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application.

10.8Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

10.9Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10Integration.  This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.12Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof; provided, that nothing contained herein or in any other Loan Document will prevent any Lender or the Administrative Agent from bringing any action to enforce any award or judgment or exercise any right under the Security Documents or against any Collateral or any other property of any Loan Party in any other forum in which jurisdiction can be established;

(b)consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or

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proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

(d)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

10.13Acknowledgements.  The Borrower hereby acknowledges that:

(a)it has been advised by legal, accounting, regulatory and tax advisors in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower and its Subsidiaries arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower and its Subsidiaries, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(c)no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and its Subsidiaries and the Lenders;

(d)the Credit Parties, on the one hand, and the Loan Parties, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do the Loan Parties rely on, any fiduciary duty to the Loan Parties or their affiliates on the part of the Credit Parties;

(e)the Loan Parties are capable of evaluating and understanding, and the Loan Parties understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Loan Documents;

(f)the Loan Parties have been advised that the Credit Parties are engaged in a broad range of transactions that may involve interests that differ from the Loan Parties’ interests and that the Credit Parties have no obligation to disclose such interests and transactions to the Loan Parties;

(g)each Credit Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, any of their affiliates or any other Person; and

(h)none of the Credit Parties has any obligation to the Loan Parties or their affiliates with respect to the transactions contemplated by this Agreement or the other Loan

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Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such Credit Party and the Loan Parties or any such affiliate.

10.14Releases of Liens.

(a)Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraphs (b) and (c) below.

(b)At such time as all Obligations have been paid in full (other than contingent indemnification obligations that are not yet due and payable) and the Revolving Commitments have been terminated, the Collateral shall automatically be released from the Liens created by the Security Documents to the extent securing the Obligations, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate as to the Obligations, all without delivery of any instrument or performance of any act by any Person.  At the request and sole expense of the Borrower following any such termination, the Administrative Agent shall deliver to the Borrower any Collateral held by the Administrative Agent under the Security Documents, and execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

(c)If any of the Collateral shall be sold, transferred or otherwise disposed of by the Borrower in a transaction permitted by the Loan Documents, then the Administrative Agent, at the request and sole expense of the Borrower, shall execute and deliver to the Borrower all releases or other documents reasonably necessary for the release of the Liens created by the Security Documents on such Collateral to the extent securing the Obligations.

10.15Confidentiality.   Each of the Administrative Agent and each Lender agrees to keep confidential all Information (as defined below); provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, or (j) if agreed by the Borrower in its sole discretion, to any other Person.  “Information” means all information received from the

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Borrower relating to the Loan Parties or their businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 10.15 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.

Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including federal and state securities laws.

All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities.  Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including federal and state securities laws.

10.16WAIVERS OF JURY TRIAL.  THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.17USA Patriot Act.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107‑56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name, address, tax identification number and other information regarding the Borrower that will allow each of the Lenders to identify the Borrower in accordance with the Patriot Act.  This notice is given in accordance with the requirements of the Patriot Act and is effective as to each Lender.  The Borrower shall provide (a) all documentation and information that each Lender reasonably requests in order to satisfy such Lender’s obligations under the Patriot Act and (b) all documentation and information required by bank regulatory authorities under applicable “know your customer” rules and regulations.

10.18Intercreditor Agreement.  Each Lender hereby (a) acknowledges that a copy of the Intercreditor Agreement was delivered, or made available, to such Lender, (b) approves the Intercreditor Agreement, (c) agrees that it will be bound by, and will take no actions contrary to,

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the provisions of the Intercreditor Agreement, (d) authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement as Administrative Agent on behalf of such Lender and (e) agrees that, upon becoming a party hereto, such Lender is deemed to have made the representations and warranties set forth in Section 2.2(a) of the Intercreditor Agreement for the benefit of the other parties thereto.

10.19Acknowledgment Regarding any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)As used in this Section 10.19, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii)

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a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Acknowledgment and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by

(a), the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected  Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(i)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

PNG COMPANIES LLC, as Borrower

By:/s/ Stanley F. Szczygiel
Name:Stanley F. Szczygiel
Title: Senior Vice President and Treasurer

Signature Page to PNG Companies LLC Credit Agreement

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PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swing Line Lender and as a Lender

By: /s/ Domenic D’Ginto
Name:Domenic D’Ginto
Title: Managing Director

Signature Page to PNG Companies LLC Credit Agreement

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TD BANK, N.A., as a Lender

By: /s/ Jennifer L. Suspenski
Name:Jennifer L. Suspenski
Title: Vice President

Signature Page to PNG Companies LLC Credit Agreement

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Schedule 1.1A
to Credit Agreement

Revolving Commitments

Name of Lender	Revolving Commitment
PNC Bank, National Association	$50,000,000.00
TD Bank, N.A.	$50,000,000.00
Total:	$100,000,000.00

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Schedule 4.4
to Credit Agreement

Consents, Authorizations, Filings and Notices

None.

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Schedule 4.15
to Credit Agreement

Subsidiaries

Company Name	Jurisdiction of Organization	Significant Subsidiary
1. Peoples Homeworks LLC	Delaware	No
2. PNG Gathering LLC	Delaware	No
3. Peoples Natural Gas Company LLC	Pennsylvania	Yes
4. Peoples Gas Company LLC	Pennsylvania	Yes
5. Peoples Gas WV LLC	West Virginia	No
6. Peoples Gas KY LLC	Kentucky	No
7. Delta Natural Gas Company, Inc.	Kentucky	No
8. Delta Resources, LLC	Kentucky	No
9. Delgasco, LLC	Kentucky	No
10. Enpro, LLC	Kentucky	No

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Schedule 4.18
to Credit Agreement

UCC Filing Jurisdictions

Filing	Debtor	Secured Party	Location
UCC-1	Borrower	Collateral Agent	Delaware Secretary of State

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Schedule 7.2
to Credit Agreement

Existing Liens

1.Ronald Meder v. Peoples Natural Gas Company LLC; Court of Common Pleas of Allegheny County, Pennsylvania Civil Division; Case No. AR-06-010230 (arbitration judgment against Peoples Natural Gas Company LLC in the amount of $1,800)

2.Commonwealth of Pennsylvania v. PNG Companies LLC, Court of Common Pleas of Allegheny County, Pennsylvania, Notice Number:  BU10053999300 (Foreign Franchise Tax against PNG Companies LLC in the amount of $2,588.19).

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EXHIBIT A

FORM OF
COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered pursuant to Section 6.2 of the Credit Agreement, dated as of November 25, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PNG Companies LLC, the Lenders party thereto and PNC Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

I, the undersigned, hereby certify, in my capacity as [•] [Financial Officer] of the Borrower and not in my individual capacity, to the Administrative Agent as follows:

1.I am a duly elected, qualified and acting Financial Officer of the Borrower.

2.I have reviewed and am familiar with the contents of this Compliance Certificate.

3.I have reviewed the terms of the Credit Agreement and the Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”).  As of the date of this certificate, I have obtained no knowledge of the existence of any condition or event which constitutes a Default or Event of Default[, except as set forth below:  ____________________].

4.Attached hereto as Attachment 2 are the computations showing compliance with each of the financial covenants set forth in Section 7.1 of the Credit Agreement as of the last day of the accounting period covered by the Financial Statements.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, I have executed this Certificate this ___ day of ____________, 20__.

PNG COMPANIES LLC

By:
Name:
Title:

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Attachment 1
to Compliance Certificate

[Attach Financial Statements]

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Attachment 2
to Compliance Certificate

The information described herein is as of ____________, _____, and pertains to the period from  ____________, _____ to  ____________, _____.

[Set forth each Financial Covenant Calculation as of the last day of the accounting period covered by the Financial Statements]

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EXHIBIT B

FORM OF
CLOSING CERTIFICATE

November 25, 2020

Pursuant to Section 5.1(e) of the Credit Agreement, dated as of November 25, 2020 (the “Credit Agreement”; terms defined therein being used herein as therein defined), among PNG Companies LLC (the “Borrower”), the Lenders party thereto, and PNC Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), the undersigned, in its capacity as [INSERT TITLE OF OFFICER] of the Borrower and not in its individual capacity, hereby certifies on behalf of the Borrower as follows:

1.The representations and warranties of the Borrower set forth in each of the Loan Documents to which it is a party are true and correct in all material respects (it being understood that the materiality qualifier shall not be applicable with respect to any clause of any representation or warranty which itself contains a materiality qualification) on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects (or all respects, as applicable) as of such earlier date.

2.No Default or Event of Default has occurred and is continuing as of the date hereof.

3.Attached hereto as Annex 1 is a true and complete copy of a Written Consent duly adopted by the Board of Directors of the Borrower on November 25, 2020; such Written Consent has not in any way been amended, modified, revoked or rescinded, has been in full force and effect since its adoption to and including the date hereof and is now in full force and effect.

4.Attached hereto as Annex 2 is a true and complete copy of the Amended and Restated Limited Liability Company Agreement of the Borrower as in effect on the date hereof.

5.Attached hereto as Annex 3 is a true and complete copy of the Certificate of Formation of the Borrower as in effect on the date hereof.

6.Attached hereto as Annex 4 are now duly elected and qualified officers or authorized representatives of the Borrower holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Borrower each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Borrower pursuant to the Loan Documents to which it is a party.

IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth above.

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PNG COMPANIES LLC

Name:
Title:

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EXHIBIT C

FORM OF
ASSIGNMENT AND ASSUMPTION

Reference is made to the Credit Agreement, dated as of November 25, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PNG Companies LLC, the Lenders party thereto, and PNC Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The Assignor identified on Schedule 1 hereto (the “Assignor”) and the Assignee identified on Schedule 1 hereto (the “Assignee”) agree as follows:

1.The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement.

2.The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Affiliates or any other obligor or the performance or observance by the Borrower, any of its Affiliates or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.

3.The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Assumption; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be

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bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.14(d) of the Credit Agreement.

4.The effective date of this Assignment and Assumption shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”).  Following the execution of this Assignment and Assumption, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

5.Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

6.From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement.

7.This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

8.This Assignment and Assumption may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Assignment and Assumption by electronic or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

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Schedule 1
to Assignment and Assumption with respect to
the Credit Agreement, dated as of November 25, 2020,
among
PNG Companies LLC (the “Borrower”),
the Lenders party thereto, and
PNC Bank, National Association, as Administrative Agent

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

Principal Amount Assigned	Commitment Percentage Assigned
$_______________	____._____%

[Name of Assignee] By: Title:	[Name of Assignor] By: Title:
Accepted for Recordation in the Register: , as Administrative Agent By: Title:	Required Consents (if any): PNG Companies LLC By: Title:

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, as Administrative Agent By: Title: , as Swing Line Lender By: Title:

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EXHIBIT D-1

FORM OF LEGAL OPINION OF Simpson Thacher & Bartlett LLP

[On File With Administrative Agent]

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EXHIBIT D-2

FORM OF LEGAL OPINION OF POST & SCHELL P.C.

[On File With Administrative Agent]

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EXHIBIT E-1

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of November 25, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PNG Companies LLC (the “Borrower”), the Lenders party thereto, and PNC Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-United States person status on IRS Form W-8BEN-E (or W-8BEN if applicable).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Title:
Name:

Date:  ____________ __, 20[__]

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EXHIBIT E-2

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of November 25, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PNG Companies LLC (the “Borrower”), the Lenders party thereto, and PNC Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (vi) the interest payments in question are not effectively connected with the undersigned’s or its direct or indirect partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members claiming the portfolio interest exemption:  (i) an IRS Form W-8BEN-E (or W-8BEN if applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN if applicable) from each of such direct or indirect partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Title:
Name:

Date:  ____________ __, 20[__]

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EXHIBIT E-3

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of November 25, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PNG Companies LLC (the “Borrower”), the Lenders party thereto, and PNC Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-United States person status on IRS Form W-8BEN-E (or W-8BEN if applicable).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Title:
Name:

Date:  ____________ __, 20[__]

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EXHIBIT E-4

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of November 25, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PNG Companies LLC (the “Borrower”), the Lenders party thereto, and PNC Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (vi) the interest payments in question are not effectively connected with the undersigned’s or its direct or indirect partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W‑8IMY accompanied by one of the following forms from each of its direct or indirect partners/members claiming the portfolio interest exemption:  (i) an IRS Form W-8BEN-E (or W-8BEN if applicable) or (ii) an IRS Form W‑8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN if applicable) from each of such direct or indirect partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Title:
Name:

Date:  ____________ __, 20[__]

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EXHIBIT F

FORM OF BORROWING REQUEST

PNC Bank, National Association,
as Administrative Agent
for the Lenders referred to below

Agency Services
PNC Bank, National Association
Mail Stop: P7-PFSC-05-W
500 First Avenue
Pittsburgh, PA 15219
Attention:  Agency Services
Telecopy:  (412) 768-0423
Telephone:  (412) 715-2006

[Date]

Dear Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of November 25, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PNG Companies LLC, the Lenders party thereto, and PNC Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).  Terms defined in the Credit Agreement are used herein with the same meanings.  The Borrower hereby requests to borrow Revolving Loans under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such borrowing of Revolving Loans requested hereby:

1.Principal amount of Revolving Loan1:____________________

2.Date of Revolving Loan (which is a Business Day)2:__________________

3.Type of Revolving Loan3:____________________

___________________________

1.Not less than $1,000,000 (or $250,000 in the case of an ABR Loan) and in integral multiples of $100,000 (or $50,000 in the case of an ABR Loan).

2.Notice shall be delivered prior to 11:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) on the day of the requested Borrowing Date, in the case of ABR Loans; in each case, notice will be considered delivered on the following Business Day if delivered after 11:00 AM New York City time.

3.Eurodollar or ABR.

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4.Interest Period4:____________________

5.Location and number of Borrower’s account at Administrative Agent to which proceeds of borrowing are to be disbursed:____________________

The Borrower hereby represents and warrants as of the date of the making of such Revolving Loan, that the conditions set forth in Section 5.2 of the Credit Agreement have been satisfied or waived.

[Remainder of page intentionally left blank.]

___________________________

4.Which must comply with the definition of “Interest Period” and end not later than the Revolving Commitment Termination Date.

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IN WITNESS WHEREOF, the Borrower has executed and delivered this Borrowing Request as of the date first written above.

Very truly yours,

PNG COMPANIES LLC

By:
Name:
Title:

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EXHIBIT G

FORM OF NOTE

$_______________New York, New York

[_____], 20[__]

FOR VALUE RECEIVED, PNG COMPANIES LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to (the “Lender”) and its registered assigns, in lawful money of the United States of America in immediately available funds, at the Funding Office of PNC Bank, National Association, in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”) under the Credit Agreement (as defined below), on the Revolving Commitment Termination Date the principal sum of DOLLARS ($ ) or, if less, the then unpaid principal amount of all Revolving Loans made by the Lender pursuant to the Credit Agreement.

The Borrower promises also to pay interest on the unpaid principal amount of each Revolving Loan made by the Lender in like money to the Administrative Agent from the date hereof until paid at the rates and at the times provided in Section 2 of the Credit Agreement.

This Note is one of the Notes issued pursuant to that certain Credit Agreement, dated as of November 25, 2020, among the Borrower, the Lenders and the Administrative Agent, (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), and is entitled to the benefits and subject to the terms thereof and of the other Loan Documents.  This Note is subject to voluntary and mandatory repayment prior to the Revolving Commitment Termination Date, in whole or in part, upon the terms and conditions specified in the Credit Agreement.

All Revolving Loans made by the Lender, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Revolving Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Credit Agreement.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note then remaining unpaid may become, or be declared to be, due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower hereby waives presentment, demand, protest or notice of protest in connection with this Note to the extent permitted under applicable law.  The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

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This Note is a registered obligation, subject to restrictions on transfer or assignment as provided in Section 10.6 of the Credit Agreement, and transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein; provided,  however, nothing shall prevent or prohibit the Lender from pledging this Note, including, without limitation, to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[Remainder of page intentionally left blank.]

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THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

PNG COMPANIES LLC

By:
Name:
Title:

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Schedule

REVOLVING LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Revolving Loan	Type of Revolving Loan	Amount of Principal Repaid	Maturity Date	Notation Made By

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EXHIBIT H

FORM OF CONVERSION/CONTINUATION NOTICE

PNC Bank, National Association,
as Administrative Agent
under the Credit Agreement
referred to below

Agency Services
PNC Bank, National Association
Mail Stop: P7-PFSC-05-W
500 First Avenue
Pittsburgh, PA 15219
Attention:  Agency Services
Telecopy:  (412) 768-0423
Telephone:  (412) 715-2006

Date:  [•]

The undersigned, PNG Companies LLC (the “Borrower”) refers to the Credit Agreement, dated as of November 25, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto, and PNC Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The undersigned hereby requests (select one):

a conversion of a Eurodollar Loan to an ABR Loan,

a conversion of an ABR Loan to a Eurodollar Loan, or

a continuation of a Eurodollar Loan

1.on ____________________ (a Business Day),1

______________________________

1.Notice shall be delivered prior to 11:00 A.M., New York City time, (a) three Business Days prior to the requested conversion or continuation, in the case of Eurodollar Loans, or (b) on the day of the requested conversion, in the case of ABR Loans; in each case, notice will be considered delivered on the following Business Day if delivered after 11:00 AM New York City time.

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2.[and in the amount of $____________ to be converted into an ABR Loan.] [in the amount of $____________ to be converted into or continued as a Eurodollar Loan, and]2

3.[with an Interest Period of _____________ months.]3

[Remainder of page intentionally left blank.]

_____________________

2.Not less than $1,000,000 (or $250,000 in the case of an ABR Loan) and in integral multiples of $100,000 (or $50,000 in the case of an ABR Loan).

3.Use for conversions to, and continuations of, Eurodollar Loans.

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IN WITNESS WHEREOF, the Borrower has executed and delivered this Conversion/Continuation Notice as of the date first written above.

PNG COMPANIES LLC

By:
Name:
Title:

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